                                                                   EXHIBIT 10.13

                                   AGREEMENT

                                    BETWEEN

                          AMERICA WEST AIRLINES, INC.

                                      AND

                              MESA AIRLINES, INC.

     SECTION 5.03. Delivery of Prospectuses. If, and to the extent that, the Company may be required by the 1933 Act or any other applicable Federal or state law to furnish a prospectus to Warrant holders upon their exercise of Warrants, the Company shall cause to be kept, either at the Warrant Agent's Office or at such other location designated by the Company, sufficient quantities of such prospectuses for delivery to Warrant holders upon their exercise of Warrants, and shall deliver such prospectuses or cause such prospectuses to be delivered to such Warrant holders together with the shares of Class B Common Stock or other securities receivable by such Warrant holders upon their exercise of Warrants.

                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT

     SECTION 6.01. Payment of Certain Taxes. The Company will from time to time promptly pay all transfer, stamp or similar taxes and all other governmental charges that may be imposed upon the Company or otherwise in respect of the initial issuance or delivery of shares of Class B Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer, stamp or similar taxes or other governmental charges in respect of any transfer of the Warrants or such shares effected by any holder thereof.

     SECTION 6.02.  Change of Warrant Agent.

          (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence, willful misconduct or bad faith) after giving 60 days' notice in writing to the Company, except that such shorter notice may be given as the Company and AmWest shall, in writing, accept as sufficient. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the registered holder of each Warrant Certificate. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint a successor Warrant Agent in place of the Warrant Agent [; provided that in the event that AmWest is the holder of any Warrants at such time, the Company shall notify and consult with AmWest with respect to such proposed appointment]. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any holder of Warrants (who shall, with such notice, submit a copy of his Warrant Certificate for inspection by the Company), then the holder of any Warrants may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor warrant agent.

          (b) The Warrant Agent may be removed by the Company at any time upon 30 days' written notice to the Warrant Agent; provided, that the Warrant Agent shall not be removed until a successor Warrant Agent meeting the qualifications hereof shall have been appointed and provided further that in the event AmWest is the holder of any Warrants at such time, the Company shall obtain the consent of AmWest, which consent shall not be unreasonably withheld.

          (c) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a corporation organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $10,000,000. The combined capital and surplus of any such successor Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment pursuant to law or to the requirements of a Federal or state supervising or examining authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further assurance, conveyance, act or deed; provided, however, that in no event shall any successor Warrant Agent be liable for any breach, default or failure of performance by the predecessor Warrant Agent of any covenant or obligation under this Agreement existing on the date the successor

     Warrant Agent assumes authority pursuant to this Section 6.02. If for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and confirm to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor Warrant Agent of the duties and responsibilities hereunder, the predecessor Warrant Agent shall deliver and transfer, at the expense of the Company, to the successor Warrant Agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor Warrant Agent, the registered holders of the Warrants and each transfer agent for the shares of its Class B Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor Warrant Agent.

          (d) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act, provided that such corporation is eligible for appointment as a successor to the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the registered holder of each Warrant Certificate. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

          (e) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

     SECTION 6.03. Compensation; Further Assurances. The Company agrees (i) that it will pay the Warrant Agent the fees set forth in Exhibit B for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their negligence, willful misconduct or bad faith; and (ii) that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

     SECTION 6.04. Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice, provided that such counsel shall be reasonably acceptable to the Company.

     SECTION 6.05. Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Warrant Agent; and such Officers' Certificate shall, in the absence of bad faith on the part of the Warrant Agent be full authority to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may deem reasonable.

     SECTION 6.06. Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

     SECTION 6.07. Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (other than such execution and delivery by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Class B Common Stock to be issued pursuant to this Agreement or any Warrants or as to whether any shares of Class B Common Stock will, when issued, be validly issued and fully paid and non-assessable.

     SECTION 6.08. Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Warrant Agent shall not be responsible for the misconduct or negligence of any agent or attorney, provided due care had been exercised in the appointment and continued employment thereof.

     SECTION 6.09. Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement, except as a result of the Warrant Agent's negligence or willful misconduct or bad faith.

     SECTION 6.10. Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

     SECTION 6.11. Other Transactions in Securities of the Company. The Warrant Agent in its individual or any other capacity may become the owner of the Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     SECTION 6.12. Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in good faith in connection with this Agreement except for its own negligence or willful misconduct or bad faith.

     SECTION 6.13. Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the

Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     SECTION 7.01.  Supplements and Amendments.

          (a) Notwithstanding the provisions of subsection (b) below, the Warrant Agent may, without the consent or concurrence of the registered holders of the Warrants, enter into one or more supplemental agreements or amendments with the Company for the purpose of evidencing the rights of Warrant holders upon consolidation, merger, sale, transfer, reclassification, liquidation or dissolution pursuant to Section 4.05 hereof, making any changes or corrections in this Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, or making such other provisions in regard to matters or questions arising under this Agreement as shall not adversely affect the interests of the holders of the Warrants or be inconsistent with this Agreement or any supplemental agreement or amendment.

     (b) With the consent of the registered holders of at least a majority in number of the Warrants at the time outstanding, the Company and the Warrant Agent may at any time and from time to time by supplemental agreement or amendment add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Warrant holders and of the Company; provided, however, that no such supplemental agreement or amendment shall, without the consent of the registered holder of each outstanding Warrant affected thereby,

             (1) alter the provisions of this Agreement so as to affect adversely in any material respect the terms upon which the Warrants are exercisable; or

             (2) reduce the number of Warrants outstanding the consent of whose holders is required for any such supplemental agreement or amendment.

     SECTION 7.02. Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 7.03. Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid or by facsimile, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                  America West Airlines, Inc.
                  [4000 E. Sky Harbor Blvd.
                  Phoenix, AZ 85035
                  Attention: General Counsel
                  Facsimile No.: (602) 693-5904]

     Any notice or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid or by facsimile, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:
         [

                                                                     ]

     Any notice of demand authorized by this Agreement to be given or made to the holder of any Warrants shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such holder as it shall appear on the Warrant Register.

     SECTION 7.04. Applicable Law. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND OF THE WARRANT CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7.05. Benefits of this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the holders of the Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the holders of the Warrants.

     SECTION 7.06. Registered Warrant Holders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith. The terms "Warrant" holder and holder of any "Warrants" and all other similar terms used herein shall mean such Person in whose name Warrants are registered in the Warrant Register.

     SECTION 7.07. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times for inspection by any registered Warrant holder at the principal office of the Warrant Agent. The Warrant Agent may require any such holder to submit his Warrant Certificate for inspection by it before allowing such holder to inspect a copy of this Agreement.

     SECTION 7.08. Headings. The Article and Section headings herein are for convenience only and are not a part of this Agreement and shall not affect the interpretation thereof.

     SECTION 7.09. Counterparts. The Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective seals as of the day and year first above written.

                                          AMERICA WEST AIRLINES, INC.
[CORPORATE SEAL]

                                          By:__________________________________

                                          Name:
                                          Title:

Attest:___________________________

Name:

Title:
                                          [NAME OF WARRANT AGENT]
[CORPORATE SEAL]

                                          By:__________________________________

                                          Name:
                                          Title:

Attest:____________________________

Name:
Title:

                                                                       EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]

                  [INSERT LEGEND FROM STOCKHOLDERS AGREEMENT]

     [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER (THE "1933 ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE; AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR AN EXEMPTION THEREFROM AND FROM ANY APPLICABLE STATE SECURITIES LAWS.]

NO. [ ]-[ ]                                                             WARRANTS

                           VOID AFTER          , 1999

                   WARRANTS TO PURCHASE CLASS B COMMON STOCK
                         OF AMERICA WEST AIRLINES, INC.

     AMERICA WEST AIRLINES, INC., a Delaware corporation (hereinafter called the ("Company" ), for value received, hereby certifies that or registered assigns, is the owner of the number of Warrants set forth above, each of which represents the right, at any time
commencing on the day after             , 1994, and before 5:00 p.m., New York
time, on             , 1999, on which date such Warrants expire, initially to
purchase, subject to the terms hereof and of the Warrant Agreement (as
hereinafter defined), one share of Class B Common Stock, par value $[     ] per
share, of the Company (hereinafter called the "Class B Common Stock" ) at the
price of $[     ] per share (the "Warrant Price" ), subject to the terms and conditions hereof and of the Warrant Agreement, each such purchase to be made, and to be deemed effective for the purpose of determining the date of exercise, only upon surrender hereof to the Company at the Warrant Agent's Office, with the Election to Exercise Form on the reverse hereof duly completed and signed, and upon [either (i)] payment in full to the Warrant Agent for the account of the Company of the Warrant Price (a) in cash, (b) by certified or official bank check, or (c) by any combination of the foregoing [or (ii) payment in full to the Warrant Agent as provided pursuant to the last sentence of Section 3.02(c) of the Warrant Agreement], and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement (as hereinafter defined).

     The Warrant Price and, at the Company's option, either (1) the number of shares of Class B Common Stock purchasable on the exercise of each Warrant or
(2) the number of Warrants outstanding, are subject to adjustment in certain events as provided in the Warrant Agreement. In the event the Company elects to adjust the number of Warrants outstanding rather than the number of shares of Class B Common Stock purchasable on the exercise of each Warrant, the Company shall cause the Warrant Agent to distribute to registered holders of Warrant Certificates either Warrant Certificates representing any additional Warrants issuable pursuant to the adjustment or substitute Warrant Certificates to replace all outstanding Warrant Certificates in accordance with the provisions of the Warrant Agreement. The Company shall not be required to issue fractions of Warrants or Warrant Certificates evidencing fractional Warrants upon any such adjustment or otherwise, but the Company shall make adjustment in cash or scrip for any fraction of a Warrant which the registered holder of Warrants would have been entitled to receive upon such adjustment or otherwise on the basis of the then-current market value of such fraction of a Warrant (computed as provided in the Warrant Agreement).

     This Warrant Certificate is issued under and in accordance with the Warrant
Agreement dated as of [            ], 1994 (herein called the "Warrant
Agreement" ), between the Company and the Warrant Agent and is subject to and is to be construed in accordance with the terms and provisions of the Warrant

Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Every holder of this Warrant Certificate consents to all of the terms contained in the Warrant Agreement by acceptance hereof. A copy of the Warrant Agreement is available for inspection by the registered holder hereof at the Warrant Agent's Office.

     The Company shall not be required upon the exercise of the Warrants represented hereby to issue fractions of shares of Class B Common Stock, to distribute stock certificates that evidence fractional shares of Class B Common Stock or to issue Warrant Certificates representing fractional Warrants, but shall make adjustment in cash or scrip for any fraction of a share which the same registered holder of Warrants exercised in the same transaction would have been entitled to purchase on the basis of the then-current market value of any such fraction of a share (computed as provided in the Warrant Agreement). If the Warrants represented hereby shall be exercised in part, the registered holder hereof shall be entitled to receive, upon surrender hereof, another Warrant Certificate for the balance of the number of whole Warrants not exercised as provided in the Warrant Agreement.

     Commencing on the day after the Distribution Date, this Warrant Certificate may be exchanged either separately or in combination with other Warrant Certificates at the Warrant Agent's Office for new Warrant Certificates representing the same aggregate number of Warrants evidenced by the Warrant Certificate or Warrant Certificates exchanged, upon surrender of this Warrant Certificate and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

     Commencing on the day after the Distribution Date, this Warrant Certificate is transferable at the Warrant Agent's Office by the registered holder hereof in Person or by his attorney duly authorized in writing, upon surrender of this Warrant Certificate and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, representing in the aggregate a like number of Warrants, will be issued to the transferee. Every holder of Warrants, by accepting this Warrant Certificate, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of this Warrant Certificate that until due presentation for the registration of transfer of this Warrant Certificate on the Warrant Register maintained by the Warrant Agent, the Company and the Warrant Agent may deem and treat the Person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The Company is authorized by the Warrant Agreement to suspend the exercise of all Warrants for any period during which any shares of Class B Common Stock reserved for exercise of Warrants require, under any Federal or state law or rule or regulation of any national securities exchange, registration with or approval of any governmental authority or listing on any national securities exchange and such registration, approval or listing is not in effect.

     Nothing contained in the Warrant Agreement or in this Warrant Certificate shall be construed as conferring on the holder of any Warrants or his transferee any rights whatsoever as a stockholder of the Company.

     This Warrant Certificate shall not be valid unless countersigned manually by the Warrant Agent.

     The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: , 1994

                                          AMERICA WEST AIRLINES, INC.

[CORPORATE SEAL]

                                          By:___________________________________

                                          Name:
                                          Title:

                                          ATTEST:

                                          By:___________________________________

                                          Name:
                                          Title:

COUNTERSIGNED:

                                          [NAME OF WARRANT AGENT]

                                          By:___________________________________

                                          Name:
                                          Title:

                              ELECTION TO EXERCISE

                   (TO BE EXECUTED UPON EXERCISE OF WARRANT)

To AMERICA WEST AIRLINES, INC.:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, shares of Class B Common Stock, as provided for therein, and [either (i)] tenders herewith payment of the purchase price in full in the form of cash or a
certified or official bank check in the amount of $          [or (ii) provide
for cashless exercise option].

     Please issue a certificate or certificates for such shares of Class B Common Stock in the name of, and pay any cash for any fractional share to:

PLEASE INSERT SOCIAL SECURITY OR OTHER           Name________________________________________
  IDENTIFYING NUMBER OF ASSIGNEE                        (Please Print Name and Address)

_______________________________________________  Address_____________________________________

_______________________________________________  Signature___________________________________


     NOTE: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in the assignment form below. In the event of any assignment, the Warrant Agent may require evidence of payment of any applicable transfer taxes.

AND, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash or scrip.

Dated:             , 19

                                   ASSIGNMENT

          (TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT CERTIFICATE)

     For value received,                         hereby sells, assigns and
transfers unto                         the within Warrant Certificate, together
with all right, title and interest therein, and does hereby irrevocably
constitute and appoint                         attorney, to transfer said
Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:             , 19

                                          ______________________________________
                                          NOTE: The above signature should
                                          correspond exactly with the name on
                                          the face of this Warrant Certificate.

Signature guaranteed:

_____________________________________________

                                   EXHIBIT B

                 [SCHEDULE OF FEES TO BE PAID TO WARRANT AGENT]

                                                                     EXHIBIT 4.5

                          STOCKHOLDERS' AGREEMENT FOR
                          AMERICA WEST AIRLINES, INC.

     THIS STOCKHOLDERS' AGREEMENT FOR AMERICA WEST AIRLINES, INC. (this
"Agreement") is entered into as of this   day of           , 1994 by and among
AmWest Partners, L.P., a Texas limited partnership ("AmWest"), GPA Group plc, a
corporation organized under the laws of Ireland ("GPA"),                ,
               and                (collectively, the "Stockholder
Representatives"), and America West Airlines, Inc., a Delaware corporation (the "Company").

                                   RECITALS:

     WHEREAS, on June 27, 1991, the Company filed a case seeking relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court"); and

     WHEREAS, on December 8, 1993, the Bankruptcy Court entered an Order on Motion to Establish Procedures for Submission of Investment Proposals (the "Procedures Order"); and

     WHEREAS, pursuant to the Procedures Order, AmWest and the Company have entered into that certain Third Revised Investment Agreement dated April 21, 1994 (the "Investment Agreement"), contemplating an investment by AmWest in the Company (the "Investment") and providing for the consummation of the Company's Plan of Reorganization (the "Plan"); and

     WHEREAS, on           , 1994, the Bankruptcy Court entered an order
confirming the Plan; and

     WHEREAS, in consideration of the Investment, the Company has issued common stock of the Company ("Common Stock") consisting of Class A Common Stock ("Class A Common") and Class B Common Stock ("Class B Common") and warrants to purchase Class B Common to AmWest and others; and

     WHEREAS, in exchange for the release and modification of certain agreements and claims, the Company has issued shares of Class B Common and warrants to purchase Class B Common to GPA; and

     WHEREAS, pursuant to Section 6(b) of the Investment Agreement, the Official Committee of Equity Holders of America West Airlines, Inc., appointed in the Company's Chapter 11 case (the "Equity Committee") has appointed as a Stockholder Representative; and

     WHEREAS, pursuant to Section 6(b) of the Investment Agreement, the Official Committee of Unsecured Creditors of America West Airlines, Inc., appointed in the Company's Chapter 11 case (the "Creditors' Committee") has appointed as a Stockholder Representative; and

     WHEREAS, pursuant to Section 6(b) of the Investment Agreement, the Board of Directors of the Company, as constituted prior to consummation of the Plan, has
appointed          as a Stockholder Representative; and

     WHEREAS, the parties hereto have agreed to enter into this Agreement pursuant to Section 218(c) of Title 8 of the Delaware Code (the "General Corporation Law").

     NOW, THEREFORE, in consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.

     "Affiliate" shall mean (i) when used with reference to any partnership, any person or entity that, directly or indirectly, owns or controls ten percent (10%) or more of either the capital or profit interests of such partnership or is a partner of such partnership or is a person or entity in which such partnership has a ten percent (10%) or greater direct or indirect equity interest and (ii) when used with reference to any corporation, any person or entity that, directly or indirectly, owns or controls ten percent (10%) or more of the outstanding voting securities of such corporation or is a person or entity in which such corporation has a ten percent (10%) or greater direct or indirect equity interest. In addition, the term "Affiliate," when used with reference to any person or entity, shall also mean any other person or entity that, directly or indirectly, controls or is controlled by or is under common control with such person or entity. As used in the preceding sentence, (A) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise and (B) the terms "controlling" and "controls" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, neither the Company nor any Fidelity Fund will be deemed to be an Affiliate of AmWest or any of its partners.

     "Alliance Agreements" shall have the meaning set forth in the Investment Agreement.

     "AmWest" shall have the meaning set forth above, and in the event AmWest Partners, L.P., by dissolution or otherwise, designates any or all of its general and limited partners to receive Common Stock attributable to AmWest Partners, L.P., upon consummation of the Plan, "AmWest" shall collectively include all such general and limited partners.

     "AmWest Director" shall mean a director of the Company designated by AmWest pursuant to Section 2.1(a).

     "Annual Meeting" shall mean an annual meeting of the shareholders of the Company.

     "Board" shall mean the Company's Board of Directors.

     "Bylaws" shall mean the Restated Bylaws adopted by the Company in accordance with Section 303 of the General Corporation Law pursuant to the Plan.

     "Citizens of the United States" shall have the meaning set forth in Section 1301, Title 49, United States Code, as now in effect or as it may hereafter from time to time be amended.

     "Continental" shall mean Continental Airlines, Inc. or any successor.

     "Creditors' Committee Director" shall mean a director of the Company designated by the Creditors' Committee or otherwise pursuant to Section 2.1(b).

     "Effective Date" shall mean the date upon which the Restated Certificate of Incorporation becomes effective in accordance with the Plan and the General Corporation Law.

     "Equity Committee Director" shall mean a director of the Company designated by the Equity Committee or otherwise pursuant to Section 2.1(b)

     "Fidelity Fund" shall mean a fund or account managed or advised by Fidelity Management Trust Company or any of its Affiliates or successor(s).

     "GPA Director" shall mean a director of the Company designated by GPA pursuant to Section 2.1(c).

     "Independent Company Director" shall mean a director of the Company designated pursuant to Section 2.1(b).

     "Independent Directors" shall mean, collectively, the Creditors' Committee Directors, the Equity Committee Director, and the Independent Company Director.

     "Lehman" shall mean Lehman Brothers Inc. or any successor.

     "Mesa" shall mean Mesa Airlines, Inc. or any successor.

     "Public Offering" shall have the meaning set forth in Section 4.2.

     "Restated Certificate of Incorporation" shall mean the Restated Certificate of Incorporation adopted by the Company in accordance with Section 303 of the General Corporation Law pursuant to the Plan.

     "Stockholder Representatives" shall mean the persons identified as such in the recitals set forth above; provided that in the case of the death, resignation, removal or disability of a Stockholder Representative, his or her successor shall be designated by the remaining Stockholder Representatives, and upon providing a written acknowledgment to such effect to all other parties hereto and agreeing to be bound and subject to the terms hereof, shall become a Stockholder Representative.

     "Third Annual Meeting" shall mean the first Annual Meeting after the third anniversary of the Effective Date.

2. DESIGNATION AND VOTING FOR COMPANY DIRECTORS.

     2.1 Until the Third Annual Meeting, subject to the exception set forth in
Section 4.7(a), the Board shall consist of up to fifteen (15) persons, of whom nine (9) persons shall be AmWest Directors, five (5) persons shall be Independent Directors and up to one (1) person shall be a GPA Director, all designated in accordance with the following procedure:

          (a) The AmWest Directors designated on Exhibit A hereto shall serve until the first Annual Meeting following the Effective Date and until the successor to each such director shall be duly elected and qualified, or until their death, disability, removal or resignation. No less than thirty
     (30) days in advance of each Annual Meeting prior to (but not including) the Third Annual Meeting, and no less than five (5) days in advance of any other meeting of the Board at which a director will be elected to sit on the Board in a seat vacated by an AmWest Director because of death, disability, removal, resignation, or otherwise, AmWest shall give written notice to the other parties hereto designating the individual or individuals to serve as AmWest Directors. For so long as AmWest and/or its Affiliates holds at least five percent (5%) of the voting equity securities of the Company (on a fully diluted basis), GPA agrees to vote the Common Stock held and controlled by it and to cause the GPA Director to vote or provide written consents in favor of such designees and to take any other action necessary to elect such designees. The Stockholder Representatives agree to recommend to the Independent Directors to vote or provide written consents in favor of such designees and to take any other action necessary to elect such designees.

          (b) Three (3) Creditors' Committee Directors, one (1) Equity Committee Director, and one (1) Independent Company Director, each as designated on Exhibit A hereto, shall serve until the first Annual Meeting following the Effective Date and until the successor to each such director shall be duly elected and qualified, or until their death, disability, removal or resignation. Until the Third Annual Meeting, the Company shall nominate for reelection, and AmWest and GPA shall vote the Common Stock held and controlled by them in favor of, each Independent Director designated on Exhibit A for so long as he or she continues to serve on the Board. No less than five (5) days in advance of any meeting of the Board at which a director will be elected to sit on the Board in a seat vacated by an Independent Director because of death, disability, removal, resignation or otherwise (a "Successor Independent Director"), and no less than thirty
     (30) days in advance of an Annual Meeting prior to (but not including) the Third Annual Meeting at which the term of any Successor Independent Director will expire, the Stockholder Representatives shall give written notice to the other parties hereto designating the individuals to serve as Independent Directors; except that if the Creditors' Committee or the Equity Committee remain in effect, they shall have the right to designate the Creditors' Committee Directors and the Equity Committee Director, respectively, or the individuals to fill vacancies thereof, by giving written notice to the other parties hereto in accordance with the terms set forth above and provided that the Stockholder Representatives shall select any Successor Independent Director to replace the Independent Company Director from among the executive officers of the Company. Each of AmWest and GPA agrees to vote the Common Stock held and controlled by them and to cause the AmWest Directors and the GPA Director, respectively, to vote or provide written consents in favor of such designees and to take any other action necessary to elect such designees; provided that each Independent Director shall be reasonably acceptable to AmWest at the time of his or her initial designation.

          (c) The GPA Director designated on Exhibit A hereto shall serve until the first Annual Meeting following the Effective Date and until the successor to such director shall be duly elected and qualified or until his or her death, disability, removal, or resignation. No less than thirty (30) days in advance of each Annual Meeting prior to (but not including) the Third Annual Meeting, and no less than five (5) days in advance of any other meeting of the Board at which a director will be elected to sit on the Board in a seat vacated by the GPA Director because of death, disability, removal, resignation or otherwise, GPA shall give written notice to the other parties hereto designating the individual to serve as GPA Director. Unless the rights of GPA hereunder have been terminated pursuant to Section 6.2, AmWest agrees to vote the Common Stock held and controlled by it, and to cause the AmWest Directors, and the Stockholder Representatives agree to recommend to the Independent Directors, to vote or provide written consents in favor of such designee and to take any other action necessary to elect such designee; provided that the GPA Director shall be reasonably acceptable to AmWest at the time of his or her initial designation.

          (d) Except as otherwise provided herein, each of AmWest, the Stockholder Representatives, and GPA agrees to nominate or cause the nomination of the AmWest Directors, the Independent Directors, and the GPA Director, respectively, in accordance with the Bylaws.

          (e) Notwithstanding the foregoing, no party hereto shall be obligated to vote any shares for which the voting rights have been suspended, whether voluntarily or involuntarily.

          (f) In the event that AmWest, the Creditors' Committee or Equity Committee (for so long as each is in existence and has the ability to designate a director as herein provided), the Stockholder Representatives, or GPA shall fail or refuse to designate a nominee to the Board for a position allocated to and to be filled by such group or entity as herein provided, such position shall not be filled and shall remain vacant unless and until such designation shall be made as herein provided.

          (g) In the event that the rights and obligations of GPA with respect to this Agreement are terminated in accordance with Section 6.2, GPA agrees to cause the resignation of, or provide notice to the other parties hereto as provided in subsection (h)(i) below requesting removal of the GPA Director, at which time the Board shall be reduced to fourteen (14) persons.

          (h) The parties hereto agree (i) to vote the Common Stock held and controlled by them in favor of the removal from the Board, upon notice by the group or entity having the right to designate such director under this
     Section 2.1 and requesting such removal, of any person or persons designated to the Board by such group or entity, and (ii) to vote the Common Stock held and controlled by them (other than stock held individually by any Stockholder Representative) and to cause (or in the case of the Stockholder Representatives, recommend to) the directors designated by them to vote or take such action as may be required under the General Corporation Law or otherwise to implement the provisions of this Agreement. The group or entity who has nominated any director in accordance with this Agreement shall have the exclusive right to remove or replace such director by written notice as herein provided; except that nothing in this agreement shall be construed to limit or prohibit the removal of any director for cause.

     2.2 Until the Third Annual Meeting, at least eight of the AmWest Directors, at least two of the Creditors' Committee Directors, the Equity Committee Director, and the Independent Company Director shall each be Citizens of the United States.

     2.3 AmWest agrees that no AmWest Director shall be an officer or employee of Continental.

3. VOTING ON CERTAIN MATTERS.

     3.1 Any Director who is selected by, or who is a director of, Continental shall recuse himself or herself from voting on, or otherwise receiving any confidential information regarding, matters in connection with negotiations between Continental and the Company (including, without limitation, negotiation between Continental and the Company of the Alliance Agreements) and matters in connection with any action involving direct competition between Continental and the Company. Any Director who is selected by, or who is a director, officer or employee of, Mesa shall recuse himself or herself from voting on, or otherwise receiving any confidential information regarding, matters in connection with negotiations between Mesa and the Company (including, without limitation, negotiation between Mesa and the Company of the Alliance

Agreements) and matters in connection with any action involving direct competition between Mesa and the Company.

     3.2 Until the Third Annual Meeting, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class of common stock of the Company entitled to vote (excluding any shares owned by AmWest or any of its Affiliates, but not, however, excluding shares owned, controlled or voted by Mesa or any of its transferees that are not otherwise Affiliates of AmWest), voting as a single class, shall be required to approve, adopt or authorize:

          (a) Any merger or consolidation of the Company with or into AmWest or any Affiliate of AmWest;

          (b) Any sale, lease, exchange, transfer, or other disposition by the Company of all or any substantial part of the assets of the Company to AmWest or any Affiliate of AmWest;

          (c) Any transaction with or involving the Company as a result of which AmWest or any of AmWest's Affiliates will, as a result of issuances of voting securities by the Company (or any other securities convertible into or exchangeable for such voting securities), acquire an increased percentage ownership of such voting securities, except for (i) the exercise of Warrants issued under the Plan, (ii) the conversion of Class A Common held by it to Class B Common, or (iii) otherwise pursuant to a transaction in which all holders of Class B Common may participate on a pro rata basis at the same price per share and on the same economic terms, including, without limitation, (A) a tender or exchange offer for all shares of the Common Stock and (B) a Public Offering; or

          (d) Any related series or combination of transactions having or which will have, directly or indirectly, the same effect as any of the foregoing.

     At the request of any party proposing such a transaction and subject to approval by the Board, the Company agrees to put to a vote of the shareholders the approval of any transaction referred to in subparagraphs (a) through (d) above (excluding the excepted transactions referred to in clauses (i), (ii), and (iii) of subparagraph (c)) at the next regular or any duly convened special meeting of the shareholders of the Company. The voting requirements specified above shall not be applicable to a proposed action which has been approved or recommended by at least three Independent Directors.

4. FURTHER COVENANTS.

     4.1 Neither AmWest nor any partner or Affiliate of AmWest or of any partner of AmWest shall sell or otherwise transfer any Common Stock (other than to an Affiliate of the transferor) if, after giving effect thereto and to any related transaction, the total number of shares of Class B Common beneficially owned by the transferor is less than twice the total number of shares of Class A Common beneficially owned by the transferor; provided, however, that nothing contained in this Section 4.1 shall prohibit any owner of Common Stock from selling or otherwise transferring, in a single transaction or related series of transactions, all shares of Common Stock owned by it, subject to the remaining provisions of this Agreement.

     4.2 AmWest agrees that its constituent documents shall at all times require that this Agreement be binding upon all general and limited partners of AmWest and any Affiliate of AmWest or such partners who hold or receive shares of the Company or direct the voting of any shares held by AmWest, and upon any assignees or transferees in a single transaction or a related series of transactions of all or substantially all of the Common Stock owned by AmWest or any of its partners or Affiliates of AmWest or any of their partners; except that this Agreement shall not be binding (x) upon and Fidelity Fund or Lehman with respect to Class B Common and warrants to purchase Class B Common acquired by them contemporaneous with the consummation of the Plan pursuant to an assignment or transfer from AmWest, or (y) upon any assignee or transferee who acquires such Common Stock pursuant to (i) a tender or exchange offer open to all shareholders of the Company on a pro rata basis at the same price per share and on the same economic terms, (ii) a distribution registered under the Securities Act of 1933 (as amended, the "Securities Act") (a "Public Offering"), or (iii) a transfer made pursuant to Rule 144 (as amended, "Rule 144") under the Securities Act. AmWest shall not sell or transfer (including upon dissolution of AmWest) any Common Stock held by it to any of its general or limited partners, to any Fidelity Fund, or to any Affiliate of AmWest or such partners and

AmWest shall not sell or transfer all or substantially all of the Common Stock held by it in a single transaction or a related series of transactions, except in accordance with clauses (i), (ii) or (iii), above, unless and until it causes any assignee or transferee to provide a written acknowledgment to the other parties hereto that it accepts and is bound and subject to the terms of this Agreement.

     4.3 AmWest covenants and agrees that it shall not sell or transfer, in a single transaction or a related series of transactions, shares of Common Stock representing fifty one percent (51%) or more of the combined voting power of all shares of Common Stock then outstanding, other than (i) pursuant to or in connection with a tender or exchange offer for all shares of Common Stock and for the benefit of all holders of Class B Common on a pro rata basis at the same price per share and on the same economic terms, (ii) to any Affiliate of AmWest,
(iii) to any Affiliate of AmWest's partners, (iv) pursuant to a bankruptcy or insolvency proceeding, (v) pursuant to a judicial order, legal process, execution or attachment, or (vi) in a Public Offering.

     4.4 Within ten (10) days of the Effective Date, AmWest shall file with the Securities and Exchange Commission, a Schedule 13D pursuant to Regulation 13D-G ("Regulation 13D-G") under the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and shall amend such filing as required by Regulation 13D-G. Each other party hereto covered by such filing covenants and agrees to promptly provide to AmWest all information pertaining to such party and necessary to make such amendments and to notify AmWest of any changes in facts or circumstances pertaining to such party that would require any amendments under Regulation 13D-G.

     4.5 AmWest agrees that it shall not cause any amendment to the provisions of the Restated Certificate of Incorporation or the Bylaws or otherwise take any action that supersedes or materially adversely affects or impairs the rights and obligations of the parties under this Agreement or is contrary to the provisions of this Agreement.

     4.6 (a) Each certificate evidencing shares of Common Stock issued to AmWest or any of its partners, GPA and any of their respective Affiliates, and any assignee or transferee bound by the terms hereof, including shares of Common Stock issued in connection with the exercise of any warrant, so long as such Common Stock is held by them and prior to the termination or expiration of this Agreement, shall be conspicuously stamped or marked with a legend including substantially as follows:

        THE RIGHTS AND OBLIGATIONS OF THE HOLDER OF THIS CERTIFICATE SHALL BE SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN
        STOCKHOLDERS' AGREEMENT DATED             , 1994, COPIES OF
        WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF AMERICA WEST
        AIRLINES, INC.

and each such certificate, for so long as such certificate is held by AmWest or any of its partners and any of their respective Affiliates and any assignee or transferee bound by the terms hereof and prior to the termination or expiration of this Agreement, shall include in such legend the following:

        THIS CERTIFICATE AND ANY INTEREST HEREIN MAY NOT BE SOLD,
        TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE AFORESAID STOCKHOLDERS' AGREEMENT.

          (b) All certificates evidencing shares of Common Stock and warrants of the Company that have not been registered pursuant to the Securities Act of 1933, as amended, and that are not exempt from registration under Section 1145 of the Bankruptcy Code, shall at all times be conspicuously stamped or marked with a legend including substantially as follows:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE; AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCOR-

          DANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR AN EXEMPTION THEREFROM AND FROM ANY APPLICABLE STATE SECURITIES LAWS.

          (c) Upon the termination of this Agreement, the Company shall, without charge and upon surrender of certificates by the holders thereof and written request cancel all certificates evidencing shares of Common Stock bearing the legend described in subparagraph (a) above and issue to the holders thereof replacement certificates that do not bear such a legend for an equal number of shares held by such holders. Upon the transfer of any Common Stock bearing the legend described in subparagraph (a) above to a party not bound by and subject to this Agreement, the Company shall, without charge and upon the surrender of certificates by the holders thereof and written request cancel all certificates evidencing such shares of Common Stock and issue to the transferee thereof replacement certificates that do not bear such a legend.

     4.7 During the term of this Agreement, AmWest shall not cause the issuance of any preferred stock that would (a) increase the number of directors in excess of the number provided in Section 2.1 (except for increases caused by a provision allowing holders of preferred stock to elect additional directors in the event of nonpayment of dividends) or (b) eliminate or reduce the number of Creditors' Committee Directors, Equity Committee Director, Independent Company Director, or GPA Director.

5. RIGHTS UPON BREACH.

     5.1 Each party hereto recognizes and agrees that a violation of any term, provision, or condition of this Agreement may cause irreparable damage to the other parties which is difficult or impossible to quantify or ascertain and that the award of any sum of damages may not be adequate relief to such other parties. Each party hereto therefore agrees that in the event of any breach of this Agreement, the other party or parties shall, in addition to any remedies at law which may be available, have the right to obtain appropriate equitable (including, but not limited to, injunctive) relief. All remedies hereunder shall be cumulative and not exclusive.

     5.2 In addition to any other remedies available at law or in equity, each party hereto agrees that the Company shall have the right (a) to withhold transfer, and to instruct any transfer agent for securities of the Company to withhold transfer, of any certificates evidencing shares of Common Stock held by AmWest or any partner or Affiliate of AmWest or transferee if the Company reasonably believes that such transfer would not be in material compliance with the terms and provisions of this Agreement, unless the transferee provides to the Company an opinion of legal counsel reasonably acceptable to the Company that such transfer will be in material compliance with the terms and provisions hereof, and (b) to require any person requesting such transfer to provide such information as may reasonably be requested by the Company regarding ownership of securities, affiliations, if any, between AmWest and the transferee and such other matters pertaining to the transfer as may be appropriate to enable the Company to determine the compliance of the proposed transfer of securities with the terms and provisions of this Agreement.

6. TERMINATION.

     6.1 This Agreement shall automatically terminate without any action by any party on the day immediately preceding the Third Annual Meeting and shall not be extended except in accordance with Section 7.3. Upon such termination, the rights and obligations of each party hereunder shall terminate and the provisions of this Agreement shall be of no force and effect; provided that no such termination shall relieve any person or entity from liability for breach or default of this Agreement prior to such termination.

     6.2 GPA's rights and obligations under this Agreement (other than its obligations under Section 2.1(g)) shall terminate immediately and without notice upon the earlier of (a) termination of this Agreement under Section 6.1, (b) the sale or transfer by GPA of equity securities of the Company resulting in the holding by GPA of less than two percent (2%) of the voting equity securities of the Company (on a fully diluted basis), or (c) any occurrence, other than as described in clause (b) above, resulting in the holding by GPA of less than two percent (2%) of the voting equity securities of the Company (on a fully diluted basis) if (i) the Company files a Form 10-Q under the Exchange Act, or other written report or statement, that is delivered to

GPA and a copy to the party designated in Section 7.1, reflecting information as to the Company's total issued and outstanding capital stock as of a date therein specified (the "Determination Date") from which GPA can determine whether it holds less than two percent (2%) of the voting equity securities of the Company (on a fully diluted basis) and (ii) GPA fails to acquire (by purchase, or otherwise) sufficient voting equity securities of the Company such that it continues to hold less than two percent (2%) of the voting equity securities of the Company (on a fully diluted basis) determined as of the Determination Date for thirty-five (35) days after delivery of such Form 10-Q, or provision of such report or statement to GPA. GPA acknowledges that the Company's continuing with its existing procedures for the distribution of Form-10Qs constitutes delivery to GPA within the meaning of this Section 6.2.

7. MISCELLANEOUS.

     7.1 All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) or by prepaid express courier at the following addresses or facsimile numbers:

    If to AmWest:          AmWest Partners, L.P.
                           201 Main Street, Suite 2420
                           Fort Worth, Texas 76102
                           Attention: James G. Coulter
                           Fax Number: (817) 871-4010

    with a copy to:        Arnold & Porter
                           1200 New Hampshire Ave., N.W.
                           Washington, D.C. 20036
                           Attention: Richard P. Schifter
                           Fax Number: (202) 872-6720

    and a copy to:         Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114
                           Attention: Lyle G. Ganske
                           Fax Number: (216) 586-7864

    If to GPA:             GPA Group plc
                           GPA House
                           Shannon, Ireland
                           Attention: Patrick H. Blaney
                           Fax Number: 353 61 360220

    with a copy to:        Paul, Hastings, Janofsky & Walker
                           399 Park Avenue, 31st Floor
                           New York, New York 10022
                           Attention: Marguerite R. Kahn
                           Fax Number: (212) 319-4090
    If to____________:

    If to____________:

    If to____________:

    If to the Company:     America West Airlines, Inc.
                           4000 East Sky Harbor Boulevard
                           Phoenix, Arizona 85034
                           Attention: General Counsel
                           Fax Number: (602) 693-5904

    with a copy to:        Andrews & Kurth, L.L.P.
                           4200 Texas Commerce Tower
                           Houston, Texas 77002
                           Attention: David G. Elkins
                           Fax Number: (713) 220-4285

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 7.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 7.1, be deemed given upon receipt, and (iii) if delivered by mail or by express courier in the manner described above to the address as provided in this Section 7.1, be deemed given upon receipt (in each case regardless of whether such notice is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 7.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice as provided in this Section 7.1 specifying such change to the other parties hereto. Nothing in this Section 7.1 shall be deemed or construed to alter any notice provisions contained in the Bylaws.

     7.2 This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

     7.3 This Agreement may only be amended, waived, supplemented, modified or extended by a written instrument signed by authorized representatives of each party hereto.

     7.4 This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

     7.5 This Agreement may be executed by the parties hereto in counterparts and by telecopy, each of which shall be deemed to constitute an original and all of which together shall constitute one and the same instrument.

     7.6 If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be illegal, invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     7.7 The parties hereto intend that in the case of any conflict or inconsistency between this Agreement and the Restated Certificate of Incorporation or the Bylaws, that this Agreement shall control, and therefore in the event that any term or provision of this Agreement is rendered invalid, illegal or unenforceable by the Restated Certificate of Incorporation or the Bylaws, the parties agree to amend the Restated Certificate of Incorporation or the Bylaws (as the case may be) so as to render such term or provision valid, legal and enforceable, if and to the extent possible.

     IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the date first written above.

                                            AMWEST PARTNERS, L.P.

                                            By: AmWest Genpar, Inc.,
                                            its General Partner

                                            By:________________________________

                                            Name:
                                            Title:

                                            GPA GROUP PLC

                                            By:________________________________

                                            Name:
                                            Title:


                                            ___________________________________
                                            [Stockholder Representative]

                                            ___________________________________
                                            [Stockholder Representative]

                                            ___________________________________
                                            [Stockholder Representative]


                                            AMERICA WEST AIRLINES, INC.

                                            By:________________________________

                                            Name:
                                            Title:

                                                                     EXHIBIT 4.6
================================================================================


                         REGISTRATION RIGHTS AGREEMENT

                                     AMONG

                          AMERICA WEST AIRLINES, INC.,

                             AMWEST PARTNERS, L.P.

                                      AND

                         THE OTHER HOLDERS NAMED HEREIN

                      DATED AS OF                  , 1994

================================================================================

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
   1.  Definitions.......................................................................    2
   2.  Registration under the Securities Act.............................................    6
         2.1  Shelf Registration Statement...............................................    6
         2.2  Demand Registration........................................................    7
         2.3  Piggyback Registration.....................................................    8
         2.4  Trust Indenture Act Qualification; Rating..................................   10
         2.5  Registration Terms and Procedures..........................................   10
         2.6  Underwritten Offerings.....................................................   18
         2.7  Preparation; Reasonable Investigation......................................   19
         2.8  Indemnification............................................................   19
        [2.9  Liquidated Damages.........................................................   23]
   3.  Rule 144 and Rule 144A............................................................   25
   4.  Term..............................................................................   26
   5.  Amendments and Waivers............................................................   26
   6.  Entire Agreement..................................................................   27
   7.  No Third-Party Beneficiary........................................................   27
   8.  Invalid Provisions................................................................   27
   9.  Nominees for Beneficial Owners....................................................   27
  10.  Notices...........................................................................   27
  11.  Assignment........................................................................   29
  12.  Descriptive Headings..............................................................   29
 [13.  Specific Performance..............................................................   28]
  14.  Governing Law.....................................................................   29
  15.  Registration Rights to Others.....................................................   29
  16.  Attorney's Fees...................................................................   30
  17.  Limitation of Liability...........................................................   30
  18.  Termination of Certain Rights.....................................................   30
  19.  Counterparts......................................................................   30

SCHEDULES

SCHEDULE 1 -- ADDITIONAL NOTICES

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of             , 1994 among AMERICA
WEST AIRLINES, INC., a Delaware corporation (including its successor, as reorganized pursuant to Chapter 11, Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), the "Company"), AMWEST PARTNERS, L.P., a Texas limited partnership ("Investor"), and the funds or accounts managed or advised by Fidelity Management Trust Company or its affiliates listed on the signature pages hereto (each, a "Fidelity Fund" and collectively, "Fidelity").

                             W I T N E S S E T H :

     WHEREAS, the Company is a Debtor and Debtor-in-Possession in the case (the "Chapter 11 Case") filed in the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court"), entitled "In re America West Airlines, Inc., Debtor," Chapter 11 Case No. 91-07505-PHX-RGM, under the Bankruptcy Code;

     WHEREAS, the Company and Investor have entered into that certain Third Revised Investment Agreement dated as of April 21, 1994 (as it may be further amended, modified or supplemented from time to time, the "Investment Agreement") and the Company and Fidelity have entered into a Note Purchase Agreement dated
as of             , 1994 (as amended, modified or supplemented from time to
time, the "Note Purchase Agreement"), which agreements among other things provide for the purchase of the Securities (as defined in the Investment Agreement) in connection with and as part of the transactions to be consummated pursuant to the confirmation of a Plan of Reorganization (as amended, modified or supplemented from time to time) of the Company in the Chapter 11 Case (the "Plan of Reorganization");

     WHEREAS, as a condition to Investor's obligations to consummate the transactions contemplated by the Investment Agreement, the Company has agreed to file a shelf registration statement with respect to the Securities issued or issuable to Investor, Fidelity and their respective Affiliates [and such shelf registration shall have been declared effective on or prior to the Effective Date];

     WHEREAS, by Order dated             , 1994, the Bankruptcy Court confirmed
the Plan of Reorganization; and

     WHEREAS, the Investment Agreement, the Note Purchase Agreement and the Plan of Reorganization contemplate that the Company, Investor, and Fidelity will enter into certain agreements, including, without limitation, this Registration Rights Agreement;

     NOW THEREFORE, the parties hereby agree as follows:

     1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement. In addition, the following terms, as used herein, have the following meanings (all terms defined herein in the singular to have the correlative meanings when used in the plural and vice versa):

     "Agreement" means this Registration Rights Agreement, as the same shall be amended, modified or supplemented from time to time.

     "Chapter 11 Case" has the meaning ascribed to it in the preamble.

     "Demand Registration" means any registration of Registrable Securities under the Securities Act effected in accordance with Section 2.2.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

     "Fidelity Funds" has the meaning ascribed to it in the preamble.

     "Holders" means the holders of record of Registrable Securities.

     "Indemnified Party" has the meaning ascribed to it in Section 2.9(a).

     "Indenture" means that certain Indenture between the Company and
            , as Trustee, dated as of             , 1994 and relating to
$          principal amount of the Notes.

     "Loss" has the meaning ascribed to it in Section 2.9(a).

     "Material Adverse Change" means (i) any general suspension of trading in, or limitation on, prices for securities on any national securities exchange or in the over-the-counter market in the United States of America, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America, (iii) the commencement of a war, armed hostilities or other international or national calamity involving the United States of America, (iv) any limitation (whether or not mandatory) by any governmental authority on, or any other event which is reasonably likely to significantly affect the extension of credit by banks or other financial institutions, (v) any material adverse change in the Company's business,
condition (financial or otherwise) or prospects or (vi) a    % or more decline
in the Dow Jones Industrial average or the Standard and Poor's Index of 400 Industrial Companies, in each case from the date a Notice of Demand is made.

     "Notes" has the meaning ascribed to it in the Note Purchase Agreement.

     "Notice of Demand" means a request by Investor or any Fidelity Fund, as the case may be, pursuant to Section 2.2 that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by it and its Affiliates and, at its option, any direct or indirect transferee of Registrable Securities held by it, and any other Holder that requests to have its Registrable Securities included in such registration pursuant to Section 2.2(c). A Notice of Demand shall specify (i) the type and amount of Registrable Securities proposed to be registered, (ii) the intended method or methods and plan of disposition thereof and (iii) whether or not such requested registration is to be an underwritten offering.

     "Participating Holders" means, with respect to any registration of Registrable Securities by the Company pursuant to this Agreement, the Requesting Holder and any other Holders that are entitled to participate in, and are participating in or seeking to participate in, such registration.

     "Piggyback Registration" means any registration of Registrable Equity Securities under the Securities Act effected in accordance with Section 2.3.

     "Piggyback Registration Notice" has the meaning ascribed to it in Section 2.3(a).

     "Registrable Debt Securities" means the Notes sold to any Fidelity Fund or any of their respective assignees or Affiliates pursuant to the Note Purchase Agreement or subsequently acquired by any transferee (direct or indirect) of such Persons. As to any particular Registrable Debt Securities, once issued such securities shall cease to be Registrable Debt Securities when (a) such securities shall have been distributed pursuant to the Plan of Reorganization without registration or qualification under the Securities Act or any similar state law then in force pursuant to Section 1145 of the Bankruptcy Code, (b) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (c) such securities shall have been distributed in accordance with Rule 144 or (d) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force.

     "Registrable Equity Securities" means the equity securities acquired by Investor, any Fidelity Fund or any of their respective assignees or Affiliates pursuant to the Plan or subsequently acquired by any transferee (direct or indirect) of such Persons, including, without limitation, (a) any shares of Class A Common or Class B Common issued or issuable on the Effective Date, (b) any Warrant, (c) any shares of Class B Common issued or issuable upon the exercise of the Warrants and (d) any securities issued or issuable with respect to any such Class A Common, Class B Common or Warrants by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Equity Securities, once issued such securities shall cease to be Registrable Equity Securities when (i) such securities shall have been distributed pursuant to the Plan of

Reorganization without registration or qualification under the Securities Act or any similar state law then in force pursuant to Section 1145 of the Bankruptcy Code, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (iii) such securities shall have been distributed in accordance with Rule 144 or (iv) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any similar state law then in force.

     "Registrable Securities" means the Registrable Debt Securities and the Registrable Equity Securities.

     "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation,
(a) all registration, filing, securities exchange listing, rating agency and National Association of Securities Dealers fees, (b) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws and any legal fees and expenses incurred in connection with the blue sky qualifications of the Registrable Securities and the determination of their eligibility for investment under the laws of any jurisdiction, (c) all word processing, duplicating, printing, messenger and delivery expenses, (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (e) the fees and disbursements incurred by the Holders of the Registrable Securities being registered (including, without limitation, the fees and disbursements for one counsel or firm of counsel selected by the Requisite Holders of Registrable Debt Securities and Registrable Equity Securities), (f) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered to the extent the Company elects to obtain such insurance, (g) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities being registered) and (h) fees and expenses of other Persons retained or employed by the Company.

     "Requesting Holder" means the party providing a Notice of Demand to the Company pursuant to Section 2.2(a).

     "Requisite Holders" means, (a) with respect to any Registrable Equity Securities, any Holder or Holders of a majority in interest of the Registrable Equity Securities included or to be included in such registration and (b) with respect to any Registrable Debt Securities, any Holder or Holders of a majority of the aggregate principal amount of the Registrable Debt Securities included or to be included in such registration.

     "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act, and any successor provision thereto.

     "Rule 144A" means Rule 144A promulgated by the SEC under the Securities Act, and any successor provision thereto.

     "SEC" means the United States Securities and Exchange Commission, or any successor governmental agency or authority thereto.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

     "Shelf Period" has the meaning ascribed to it in Section 2.1(b).

     "Shelf Registration Statement" has the meaning ascribed to it in Section
2.1.

     "Successor" means, with respect to any Person, a successor to such Person by merger, consolidation, liquidation or other similar transaction.

     "Suspension Notice" has the meaning ascribed to it in Section 2.5(h).

          "Suspension Period" has the meaning ascribed to it in Section 2.5(h).

          "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb), as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

     2. Registration under the Securities Act.

        2.1 Shelf Registration Statement.

          (a) Filing of Shelf Registration Statement. If, as of the Effective Date, (i) the Company shall not have filed, or the SEC shall not have declared (or there shall not remain) effective, a shelf registration statement covering all of the Registrable Securities (the "Shelf Registration Statement") or (ii) the securities covered under the Shelf Registration Statement shall not qualify under all blue sky or other securities laws, the Company shall, as appropriate, promptly file a Shelf Registration Statement with the SEC and use [commercially reasonable] [its best] efforts to cause a Shelf Registration Statement to be declared effective as soon as practicable and to qualify such securities under all blue sky and other securities laws as soon as practicable.

          (b) Continuous Effectiveness of Shelf Registration Statement. Once the Shelf Registration Statement has been filed and declared effective, the Company shall use [commercially reasonable] [its best] efforts to cause the Shelf Registration Statement to remain continuously effective until the earlier of (i) the third (3rd) anniversary of the Effective Date and (ii) the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold, but in no event prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder (the "Shelf Period"); provided, however, that (x) the Company may (no more than twice during any twelve
     (12) month period and for a period not to exceed forty-five (45) days) suspend use of the Shelf Registration Statement at any time if the continued effectiveness thereof would require the Company to disclose a material transaction, which disclosure the Board of Directors of the Company shall have determined in good faith is not in the best interests of the Company and its stockholders and (y) the Company may suspend use of the Shelf Registration Statement during any period (not to exceed forty-five
     (45) days) if each of the Company, Investor and each Fidelity Fund agrees in writing to such suspension for such period.

          (c) Underwritten Offering. If Investor and Fidelity so elect, the offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an underwritten offering, with such book-running managing underwriter or underwriters as they shall jointly select with the approval of the Company, such approval not to be unreasonably withheld.

        2.2 Demand Registration.

          (a) Registration on Request. Except as provided in subsection (b) below,

             (i) at any time after the Shelf Period, Investor may provide the Company with a Notice of Demand[; and

             (ii) if at any time during the Shelf Period the Shelf Registration Statement is not effective for any reason (other than under the circumstances and during the periods permitted by the proviso to Section 2.1(b)), each of Investor and Fidelity may, at any time and from time to time, provide the Company with up to two (2) additional Notices of Demand.]

     Upon receipt of a Notice of Demand, the Company shall use [commercially reasonable] [its best] efforts to effect at the earliest practicable date the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register (whether pursuant to the Notice of Demand or pursuant to Section 2.2(c)), for disposition in accordance with the intended method or methods of disposition specified in the Notice of Demand or such other notice.

          (b) Limitations on Demand Registration. The Company shall not be obligated to take any action to effect any registration pursuant to this
     Section 2.2: (i) after the Company has, in accordance with the provisions of Section 2.5(c), effected [(A) one (1) registration of Registrable Securities with respect to a registration requested pursuant to Section 2.2(a)(i) and (B) four (4) registrations of Registrable Securities with respect to a registration requested pursuant to Section 2.2(a)(ii); (ii) during any period (occurring no more than twice during any twelve (12) month period and not to exceed forty-five (45) days) in which such registration would require the Company to disclose a material transaction, which disclosure the Board of Directors of the Company shall have determined in good faith is not in the best interests of the Company and its stockholders; or (iii) during any period (not to exceed forty-five (45) days) if each of the Company, Investor and each Fidelity Fund agrees in writing to suspend such registration for such period.

          (c) Notice to certain non-Requesting Holders. Upon receipt of any Notice of Demand from a Requesting Holder, the Company will give prompt
     (but in any event within           (     ) days after such receipt) notice
     to all Holders of Registrable Securities of such Notice of Demand and of such Holders' rights under this Section 2.2. Upon the request of any such
     Holder made within           (     ) days after the receipt by such Holder
     of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Company will use [commercially reasonable] [its best] efforts to effect the registration of all Registrable Securities which the Company has been so requested to register pursuant to the Notice of Demand.

          (d) Priority in Demand Registrations. If (i) a registration pursuant to this Section 2.2(c) involves an underwritten offering of the securities being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Requesting Holder by letter of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Requesting Holder, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, such Registrable Securities requested to be included in such registration by the Requesting Holder, its Affiliates and any direct or indirect transferees of its Registrable Securities pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such parties; and second, such Registrable Securities requested to be included in such registration by all other Holders pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such Holders.

        2.3 Piggyback Registration.

          (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its equity securities under the Securities Act (other than by a registration on Form S-4 or Form S-8 or any successor or similar form then in effect and other than pursuant to Section 2.1 or 2.2) in a form and in a manner that would permit registration of the Registrable Equity Securities, whether or not for sale for its own account, it will give prompt (but in no event less than [thirty (30)] days prior to the proposed date of filing the registration statement relating to such registration) notice to all Holders of Registrable Equity Securities of the Company's intention to do so and of such Holders' rights under this Section
     2.3. Upon the request of any such Holder made within [twenty (20)] days after the receipt by such Holder of any such notice (which request shall specify the Registrable Equity Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof) (the "Piggyback Registration Notice"), the Company will use [commercially reasonable] [its best] efforts to effect the registration under the Securities Act of all Registrable Equity Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Equity Securities so to be registered, provided that if, at any time after giving notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any

     Registrable Equity Securities in connection with such registration (but not from its obligation to pay all Registration Expenses in connection therewith as provided in Section 2.5(b)), without prejudice, however, to the right of Investor to request that such registration be effected as a registration under Section 2.2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Equity Securities for the same period as the delay in registering such other equity securities. No registration effected under this Section 2.3 shall be deemed to have been effected pursuant to Section 2.1 or 2.2 or shall relieve the Company of its obligation to effect any registration under such Sections.

          (b) Priority in Piggyback Registrations. If (i) a registration pursuant to this Section 2.3 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holders requesting such registration by letter of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Company, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, all securities proposed by the Company to be sold for its own account; second, such Registrable Equity Securities requested to be included in such registration by Investor, any Fidelity Fund or any of their respective Affiliates pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such parties; third, such Registrable Equity Securities requested to be included in such registration by all other Holders pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such Holders; and fourth, all other securities of the Company requested to be included in such registration pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included.

          2.4 Trust Indenture Act Qualification; Rating. At or prior to the date the SEC declares the Shelf Registration Statement to be effective, the Company shall qualify the Indenture under the Trust Indenture Act, and shall use [commercially reasonable] [its best] efforts to effect such registration to permit the sale of the Notes thereunder in accordance with the intended method or methods of disposition thereof. If notified by a nationally recognized rating agency that the Notes are being rated, the Company shall cooperate in providing information and making a presentation to such agency in connection therewith.

        2.5 Registration Terms and Procedures.

          (a) Registration Statement Form. Registrations under Section 2.2 shall be on such appropriate registration forms of the SEC (i) as shall be acceptable to the Requesting Holder (such acceptance not to be unreasonably withheld) and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition. The Company agrees to include in any such registration statement all information that any Participating Holder shall reasonably request (to the extent such information relates to such Participating Holder).

          (b) Registration Expenses. Subject to Section 2.5(f), the Company will pay all Registration Expenses incurred in connection with a registration to be effected (whether or not effected or deemed effected pursuant to subsection (c) below) pursuant to Sections 2.1, 2.2 or 2.3.

          (c) Effectiveness of Demand Registration. A registration will not be deemed to have been effected under Section 2.2 unless the registration statement with respect thereto has been declared effective by the SEC [and remains effective for [nine (9)] months]; provided, however, that if (i) after such registration statement has been declared effective, the offering of Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (for reasons other than a misrepresentation or omission by the Requesting Holder or any Participating Holder) or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration have not been satisfied (for reasons other than a wrongful or bad faith act, omission or misrepresentation by the

     Requesting Holder or any Participating Holder), such registration statement will be deemed not to have become effective. If a registration pursuant to
     Section 2.2 is deemed not to have been effected hereunder, then the Company shall continue to be obligated to effect a registration pursuant to such Section.

          (d) Selection of Underwriter. If, in connection with a registration effected pursuant to Section 2.2, the Requesting Holder so elects, the offering of Registrable Securities pursuant to such Section shall be in the form of an underwritten offering. If the Requesting Holder so elects, it shall select one or more nationally recognized firms of investment bankers to act as the book-running managing underwriter or underwriters in connection with such offering, provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

          (e) Registration of Securities. Participating Holders may seek to register different types of Registrable Securities and/or different classes of the same type of Registrable Securities simultaneously and the Company shall use its, and in the case of an underwritten offering, shall cause the managing underwriter or underwriters to use [commercially reasonable] [its best] efforts to effect such registration and sale in accordance with the intended method or methods of disposition specified by such Holders.

          (f) Withdrawal. Any Holder participating in a registration pursuant to this Agreement shall be permitted to withdraw all or part of its Registrable Securities from such registration at any time prior to the effective date of the registration statement covering such securities; provided that, in the event of a withdrawal from a registration effected pursuant to Section 2.2, such registration shall be deemed to have been effected for purposes of Section 2.5(c) unless (i) the Requesting Holder and any Participating Holders shall have paid or reimbursed the Company for the reasonable fees and expenses paid by the Company hereunder to the extent such fees and expenses would customarily have been paid by sellers in connection with a registration of similar securities or (ii) the Requesting Holder elects to terminate such registration due to the occurrence of a Material Adverse Change; provided, however, that only one such withdrawal shall be permitted pursuant to this clause (ii).

          (g) Registration Procedures. In connection with the Company's obligations to register Registrable Securities pursuant to this Agreement, the Company will use [commercially reasonable] [its best] efforts to effect such registration so as to permit the sale of any Registrable Securities included in such registration in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

             (i) prepare and (as soon thereafter as possible) file with the SEC the requisite registration statement containing all information required thereby to effect such registration and thereafter use [commercially reasonable] [its best] efforts to cause such registration statement to become and remain effective in accordance with the terms of this Agreement, provided that as far in advance as practicable before filing such registration statement or any amendment, supplement or exhibit thereto (but, with respect to the filing of such registration statement, in no event later than ten (10) days prior to such filing), the Company will furnish to the Participating Holders or their counsel copies of reasonably complete drafts of all such documents proposed to be filed (excluding exhibits, which shall be made available upon request by any Participating Holder), and any such Holder shall have the opportunity to object to any information contained therein and the Company will make the corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement, amendment, supplement or exhibit;

             (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith (A) as reasonably requested by any Participating Holder to which such registration statement relates (but only to the extent such request relates to information with respect to such Holder) and (B) as may be necessary to keep such registration statement effective for the period referred to in Section 2.1(b) in the case of a Shelf Registration Statement or [nine (9) months] in the case of a registration effected pursuant to Section 2.2 or 2.3 (or such shorter period as shall be necessary to complete the distribution of the securities covered thereby, but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), and comply with the provisions of the

          Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such registration statement;

             (iii) furnish to each Holder covered by, and each underwriter or agent participating in the disposition of securities under, such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act relating to such Holder's Registrable Securities, in conformity with the requirements of the Securities Act, and such other documents as such Holder, underwriter or agent may reasonably request to facilitate the disposition of such Registrable Securities;

             (iv) use [commercially reasonable] [its best] efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under (A) with respect to the Shelf Registration Statement, all blue sky and other securities laws and (B) with respect to a registration effected pursuant to Section 2.2, all applicable blue sky and other securities laws, and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the securities owned by such Holder, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (b) subject itself to taxation in any such jurisdiction [or (c) consent to general service of process in any jurisdiction];

             (v) use [commercially reasonable] [its best] efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities applicable to the Company as may be reasonably necessary to enable the seller or sellers thereof (or underwriter or agent, if any) to consummate the disposition of such Registrable Securities in accordance with the plan of distribution set forth in such registration statement;

             (vi) furnish to each Holder of at least   percent (   %) in
        interest of Registrable Equity Securities or at least   percent (   %)
        in aggregate principal amount of Registrable Debt Securities covered by such registration statement a signed counterpart, addressed to such Holder (and underwriter or agent, if any) of:

                (A) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and

                (B) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in each case, reasonably satisfactory in form and substance to such Holder (and underwriter or agent and their respective counsel) and covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriter or agent in underwritten public offerings of securities;

             (vii) promptly notify each Holder and any underwriter or agent participating in the disposition of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event known to the Company as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and furnish to such Holder (or underwriter or agent, if any) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

             (viii) otherwise use [commercially reasonable] [its best] efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than fifteen (15) months) after the effective date of the registration statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each Holder covered by such registration statement or any participating underwriter or agent at least five (5) business days prior to the filing a copy of any amendment or supplement to such registration statement or prospectus;

             (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

             (x) use [commercially reasonable] [its best] efforts to (A) list, on or prior to the effective date of such registration statement, all Registrable Equity Securities covered by such registration statement on any securities exchange on which any of the Registrable Equity Securities is then listed, if any or (B) have authorized for quotation and/or listing, as applicable, on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") of the National Market System of NASDAQ if the Registrable Equity Securities so qualify;

             (xi) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers;

             (xii) use [commercially reasonable] [its best] efforts to prevent the issuance by the SEC or any other governmental agency or court of a stop order, injunction or other order suspending the effectiveness of such registration statement and, if such an order is issued, use [commercially reasonable] [its best] efforts to cause such order to be lifted as promptly as practicable;

             [(xiii) enter into such agreements and take such other actions as the Requisite Holders of such Registrable Securities shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;]

             (xiv) promptly notify each seller and the underwriter or agent, if any:

                (A) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                (B) of any written comments from the SEC with respect to any filing referred to in clause (A) and of any written request by the SEC for amendments or supplements to such registration statement or prospectus;

                (C) of the notification to the Company by the SEC of its initiation of any proceeding with respect to, or of the issuance by the SEC of, any stop order suspending the effectiveness of such registration statement; and

                (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

             (xv) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the distribution of such Registrable Securities to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends, other than as required by applicable law, the Investment Agreement or the Note Purchase Agreement) representing securities sold under a registration statement hereunder, and enable such securities to be in such denominations and registered in such names as such seller, underwriter or agent may request and keep available and make available to the Company's transfer agent, prior to the effectiveness of such registration statement, an adequate supply of such certificates;

             (xvi) not later than the effective date of such registration statement, provide a CUSIP number for all Registrable Securities covered by a registration statement hereunder;

             (xvii) incorporate in the registration statement or any amendment, supplement or post-effective amendment thereto such information as each Holder, the underwriter or agent (if any) or their respective counsel may reasonably request to be included therein with respect to any Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and any other terms of the offering of such Registrable Securities;

             (xviii) during any period when a prospectus is required to be delivered under the Securities Act, make periodic filings with the SEC pursuant to and containing the information required by the Exchange Act (whether or not the Company is required to make such filings pursuant to such Act);

             (xix) in connection with an underwritten offering, participate, to the extent reasonably requested by the Requisite Holders or the managing underwriter for the offering, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows."

          (h) Agreements of Certain Holders. (i) Each Holder of Registrable Securities as to which any registration is being effected shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended plan of distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration. If any registration statement refers to Investor, any Fidelity Fund or any of their respective Affiliates by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require [(A) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (B)] in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal or state blue sky statute and the rules and regulations thereunder then in force, the deletion of the reference to such Holder.

          (ii) Each Holder of Registrable Securities as to which any registration is being effected agrees, by acquisition of such Registrable Securities, that upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in clause
     (vii) of Section 2.5(g), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vii) of Section 2.5(g)[; provided, however, that in no event shall the period (the "Suspension Period") from the date on which such Holder receives a Suspension Notice to and including the date on which such Holder receives copies of the supplemented or amended prospectus contemplated by clause (vii) of Section 2.5(g) exceed twenty (20) days]. The Company shall [use commercially reasonable efforts to] take such actions as are necessary to end the Suspension Period as promptly as practicable. In the event the Company shall give any such notice, the period referred to in clause (ii) of Section 2.5(g) shall be extended by a number of days equal to the number of days of the Suspension Period.

     2.6 Underwritten Offerings.

          (a) Underwritten Offerings in Connection with a Shelf or a Demand Registration. If requested by the underwriters for any underwritten offering in connection with a registration pursuant to Section 2.1 or 2.2, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement (i) to be satisfactory in substance and form to the Company and to each of Investor and each Fidelity Fund (so long as it or any of its Affiliates holds Registrable Securities to be included in such registration) and (ii) to contain such representations and warranties by the Company and such Holders (subject to the last sentence of this Section 2.6(a)) and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities to the effect and to the extent provided in Section
     2.8. Each of Investor and each Fidelity Fund (so long as it or any of its Affiliates holds Registrable Securities to be included in such registration) shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for its benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to its obligations thereunder. [No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder's Registrable Securities and such Holder's intended method of distribution and any other representation required by law.]

          (b) Underwritten Offerings in Connection with Piggyback
     Registrations. If the Company at any time proposes to register any of its equity securities under the Securities Act as contemplated by Section 2.3 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Participating Holder and subject to Section 2.3(b), arrange for such underwriters to include all of the Registrable Equity Securities to be offered and sold by such Holder or Holders among the securities to be distributed by such underwriters. The Holders of Registrable Equity Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, provided that such agreement is reasonably satisfactory in substance and form to the Requisite Holders, and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders thereunder. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Equity Securities and such Holder's intended method of distribution and any other representation required by law.

     2.7 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities to be registered under such registration statement, their underwriters or agents, if any, and their respective counsel and accountants reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' or agents' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.8 Indemnification.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder participating in an offering hereunder, its directors, officers, shareholders, employees, investment advisers, agents and Affiliates, either direct or indirect (and such Affiliates', directors, officers, shareholders, employees, investment advisers and agents), and each other Person, if any, who controls such Persons within the meaning of the Securities Act (each such Person, an "Indemnified Party"), from and against any losses, claims, damages, liabilities or expenses, joint or several (each a "Loss" and collectively, "Losses"), to which such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act (including all documents incorporated therein by reference), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such Loss, action or proceeding; provided that in any such case the Company shall not be liable to any particular Indemnified Party to the extent that such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Indemnified Party specifically for inclusion therein; and provided, further, that the Company shall not be liable in any such case to the extent it is finally determined by a court of competent jurisdiction that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made

             (i) in any such preliminary prospectus, if (A) it was the responsibility of such Indemnified Party to provide the Person asserting such Loss with a current copy of the prospectus and such Indemnified Party failed to deliver or cause to be delivered a copy of the prospectus to such Person after the Company had furnished such Indemnified Party with a sufficient number of copies of the same prior to the sale of Registrable Securities to the Person asserting such Loss and (B) the prospectus corrected such untrue statement or omission; or

             (ii) in such prospectus, if such untrue statement or omission is corrected in an amendment or supplement to such prospectus and such amendment or supplement has been delivered to the Indemnified Party prior to the sale of Registrable Securities to the Person asserting such Loss and the Indemnified Party thereafter fails to deliver the prospectus as so amended or supplemented prior to or concurrently with such sale after the Company had furnished such Indemnified Party with a sufficient number of copies of the same [and informed the Indemnified Party of the necessity to deliver such amendment or supplement to purchasers of securities].

     Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such Indemnified Party. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities hereunder, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to Indemnified Parties.

          (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3 and as a condition to indemnifying such sellers pursuant to this Section 2.8, that the Company shall have received an undertaking reasonably satisfactory to it from each prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.8) the Company, each director, officer, employee and agent of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act, from and against any Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act (including all documents incorporated therein by reference), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission from such registration statement, preliminary prospectus, final prospectus or summary prospectus, or any amendment or supplement thereto required to be stated therein or necessary to make the statements therein not misleading, if (but only if) such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such prospective seller specifically for inclusion therein; provided, however, that such prospective seller shall not be obligated to provide such indemnity to the extent that such Losses result, directly or indirectly, from the failure of the Company to promptly amend or take action to correct or supplement any such registration statement, prospectus, amendment or supplement based on corrected or supplemental information provided in writing by such prospective seller to the Company expressly for such purpose; and provided further, that the obligation to provide indemnification pursuant to this Section 2.8(b) shall be several, and not joint and several, among such indemnifying parties. Notwithstanding anything in this Section 2.8(b) to the contrary, in no event shall the liability of any prospective seller under such indemnity be greater in amount than the amount of the proceeds received by such seller upon the sale of its Registrable Securities in the offering to which the Losses relate. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent or participating or controlling Person and shall survive the transfer of such securities by such prospective seller.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in paragraph (a) or (b) of this Section 2.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.8, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof [(such assumption to constitute its acknowledgement of its agreement to indemnify the indemnified party with respect to such matters)], jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal fees or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, such indemnified party shall be entitled to separate counsel at the expense of the indemnifying party; and provided, further, that[, unless there exists a conflict of interest among indemnified parties,] all indemnified parties in respect of such claim shall be entitled to only one counsel or firm of counsel for all such indemnified parties. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect of such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel for such indemnified party or parties. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all Losses in respect of such claim or litigation or (ii) would impose injunctive relief on such indemnified party. No indemnifying party shall be subject to any Losses for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (d) Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

          (e) Indemnification Payments.  The indemnification required by this
     Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as and when bills are received or Losses are incurred.

          (f) Contribution. If for any reason the foregoing indemnity and reimbursement is unavailable or is insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 2.8, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Loss (or actions or proceedings, whether commenced or threatened, in respect thereof), including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.8(f) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.8(f) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     [2.9 Liquidated Damages.

          (a) If the Company shall not have filed, or the SEC shall not have declared effective, a Shelf Registration Statement as of the Effective Date, the Company shall pay liquidated damages to each Holder covered or to be covered by such registration statement in an amount equal to (i) in the case of Registrable Debt Securities, $.10 per $1,000 outstanding principal amount of such Registrable Debt Securities and (ii) in the case of Registrable Equity Securities, $. per share (or, in the case of any Warrant, $. per share based on the number of shares issuable upon exercise of the Warrant) for each week specified in subsection (g) below.

          (b) If the late filing or late declaration of effectiveness referred to in clause (a) above shall not have been cured within ninety (90) days after the Effective Date, the daily liquidated damages set forth in clause
     (a) above shall increase by an amount equal to (i) in the case of Registrable Debt Securities, $.15 per $1,000 outstanding principal amount of such Registrable Debt Securities and (ii) in the case of Registrable Equity Securities, $. per share (or in the case of any Warrant, $. per share based on the number of shares issuable upon exercise of the Warrant) for each week specified in subsection (g) below.

          (c) If the late filing or late declaration of effectiveness referred to in clause (a) above shall not have been cured within one hundred and eighty (180) days after the Effective Date, the daily liquidated damages set forth in clause (a) above shall increase by an amount equal to (i) in the case of Registrable Debt Securities, $.20 per $1,000 outstanding principal amount of such Registrable Debt Securities and (ii) in the case of Registrable Equity Securities, $. per share (or in the case of any Warrant, $. per share based on the number of shares issuable upon exercise of the Warrant) for each week specified in subsection (g) below.

          (d) If a stop order is imposed or if for any other reason the effectiveness of the Shelf Registration Statement is suspended during the period specified in the first sentence of Section 2.1(b), the Company shall pay liquidated damages to each Holder covered or to be covered by such registration statement in an amount equal to (i) in the case of Registrable Debt Securities, $.10 per $1,000 outstanding principal amount of such Registrable Debt Securities and (ii) in the case of Registrable Equity Securities, $. per share (or in the case of any Warrant, $. per share based on the number of shares issuable upon exercise of the Warrant) for each week specified in subsection (g) below.

          (e) If the stop order or other suspension of effectiveness of the Shelf Registration Statement referred to in clause (d) above shall not have been cured within ninety (90) days after such stop order was imposed or the effectiveness of the Shelf Registration Statement was otherwise suspended, the daily liquidated damages set forth in clause (d) above shall increase by an amount equal to (i) in the case of Registrable Debt Securities, $.15 per $1,000 outstanding principal amount of such Registrable Debt Securities and (ii) in the case of Registrable Equity Securities, $. per share (or in the case of any Warrant, $. per share based on the number of shares issuable upon exercise of the Warrant) for each week specified in subsection (g) below.

          (f) If the stop order or other suspension of effectiveness of the Shelf Registration Statement referred to in clause (d) above shall not have been cured within one hundred and eighty (180) days after such stop order was imposed or the effectiveness of the Shelf Registration Statement was otherwise suspended, the daily liquidated damages set forth in clause (d) above shall increase by an amount equal to (i) in the case of Registrable Debt Securities, $.20 per $1,000 outstanding principal amount of such Registrable Debt Securities and (ii) in the case of Registrable Equity Securities, $. per share (or in the case of any Warrant, $. per share based on the number of shares issuable upon exercise of the Warrant) for each week specified in subsection (g) below.

          (g) The liquidated damages payable to any Holder set forth in this
     Section 2.9 shall begin accruing on the date on which the event triggering such liquidated damages occurs and shall cease to accrue (i) with respect to clauses (a) through (c) above, on the earlier of the date after the SEC declares the Shelf Registration Statement to be effective and the date after the SEC declares effective a registration statement effected pursuant to Section 2.2 covering such Holder's Registrable Securities and (ii) with respect to clauses (d) through (f) above, on the date after reinstatement of the effectiveness of the Shelf Registration Statement. The Company will pay the liquidated damages due with respect to any Registrable Securities at the end of each month during which such damages accrue. Liquidated damages shall be paid to the Holders entitled to receive such liquidated damages by wire transfer in immediately available funds to the accounts designated by such Holders.

          (h) The parties hereto agree that (i) the liquidated damages provided for in this Section 2.9 constitute a reasonable estimate of the damages that will be suffered by each Holder covered or to be covered by the Shelf Registration Statement by reason of the failure of the Shelf Registration Statement to be filed, to be declared effective and to remain effective in accordance with this Agreement and (ii) such liquidated damages shall be the sole remedy of each such Holder with respect to the matters set forth in this Section 2.9.]

     3. Rule 144 and Rule 144A. (a) The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as Investor and/or any Fidelity Fund may reasonably request, all to the extent required from time to time to enable Investor and/or such Fidelity Fund to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, (ii) Rule 144A or (iii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of Investor and/or any Fidelity Fund, the Company will deliver to Investor and/or such Fidelity Fund a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of Investor and/or such Fidelity Fund, deliver to Investor and/or such Fidelity Fund a certificate, signed by the Company's principal financial officer, stating (A) the Company's name, address and telephone number (including area code), (B) the Company's Internal Revenue Service identification number, (C) the

Company's SEC file number, (D) the amount of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (E) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

          (b) If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the request of Investor and/or any Fidelity Fund, (i) make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 and (ii) deliver the information required by Section (d) of Rule 144A (such information to be "reasonably current" within the meaning of Section
     (d)(4)(ii) of Rule 144A).

     4. Term. This Agreement shall enter into force on the date hereof and shall continue in full force and effect until the [sixth (6th)] [twelfth (12th)] anniversary of the date hereof.

     5. Amendments and Waivers. This Agreement may be amended, supplemented or modified at any time; provided that (i) each of Investor and each Fidelity Fund (so long as it or any of its Affiliates holds Registrable Securities), (ii) each
Holder of at least      percent (     %) in interest of Registrable Equity
Securities and      percent (     %) in aggregate principal amount of
Registrable Debt Securities then outstanding and (iii) the Company has provided its written consent to such amendment, supplement or modification. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

     6. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof (including, without limitation, Section 11 of the Investment Agreement) and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     7. No Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party, their respective Successors or permitted assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than (i) any Affiliate of Investor or Fidelity, (ii) any transferee, direct or indirect, of any of the Registrable Securities held by Investor or Fidelity or (iii) any other Person entitled to notice of the registration of Registrable Securities under Sections 2.2(c) or 2.3(a), to indemnity under Section 2.8 [or to liquidated damages under Section 2.9].

     8. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     9. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of request or other action by any Holder or Holders pursuant to this Agreement or any determination of any amount of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities. For purposes of this Agreement, "beneficial ownership" and "beneficial owner" refer to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Exchange Act.

     10. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to the Company, to:

         America West Airlines, Inc.
         4000 East Sky Harbor Boulevard
         Phoenix, Arizona 85034
         Attention: William A. Franke and Martin J. Whalen
         Fax No.: (602) 693-5904

         If to Investor, to:

         AmWest Partners, L.P.
         201 Main Street, Suite 2420
         Fort Worth, Texas 76102
         Attention: James G. Coulter
         Fax No.: (817) 871-4010

         If to Fidelity, to:

         Fidelity Management Trust Company
         82 Devonshire Street, MS F7E
         Boston, Massachusetts 02109
         Attention: Daniel S. Harmetz
         Fax No.: (617) 227-2536

         and to:

         Fidelity Management Trust Company
         82 Devonshire Street, MS F7D
         Boston, Massachusetts 02109
         Attention: Wendy Schnipper-Clayton, Esq.
         Fax No.: (617) 570-7688

         with a copy to:

         Goodwin, Procter & Hoar
         Exchange Place
         Boston, Massachusetts 02109-2881
         Attention: Laura Hodges Taylor
         Fax No.: (617) 523-1231

     With respect to any other holder of Registrable Securities entitled to receive notice, requests or other communications hereunder, such notices, requests and other communications shall be sent to the addresses and telecopy numbers set forth in SCHEDULE 1 hereto (as it may be amended, modified or supplemented from time to time). All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10). Any Person from time to time may change its address, facsimile number or other information for the purpose of notices to that Person by giving notice in accordance with this Section 10 specifying such change to the Company and the Investor.

     11. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective Successors (including, in the case of the Company, the Company as reorganized pursuant to the Plan of Reorganization) and permitted assigns. In addition, each of Investor and Fidelity may assign [(by written instrument)] any of its rights hereunder (in whole or in part) to one or more Affiliates or to one or more direct or indirect transferees of its Registrable Securities.

     12. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience of reference only and do not define or limit the provisions hereof or otherwise affect the meaning hereof.

     [13. Specific Performance. [Except with respect to the matters set forth in Section 2.9], the parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy; (ii) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity; and (iii) any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief is hereby waived.]

     14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     15. Registration Rights to Others. [The Company shall not provide to any other holder of its securities rights with respect to the registration of such securities under the Securities Act without the prior written consent of Investor and each Fidelity Fund (so long as they or their Affiliates hold Registrable Securities).] The Company represents and warrants that, other than as provided herein, it has not granted to any other Person rights with respect to the registration of any Registrable Securities or any other securities issued or to be issued by it.

     16. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     17. Limitation of Liability. Each party to this Agreement acknowledges and agrees that (i) this Agreement is not executed on behalf of or binding upon any of the trustees, officers, directors, partners or shareholders of any Fidelity Fund individually, but is binding only upon the assets and property of each Fidelity Fund and (ii) the obligations of each Fidelity Fund hereunder are several and not joint. With respect to the obligations of any Fidelity Fund arising out of this Agreement, each party to this Agreement shall look for payment or satisfaction of any claim solely to the assets and property of such Fidelity Fund.

     18. Termination of Certain Rights. The rights and obligations hereunder of each of Investor and each Fidelity Fund shall terminate with respect to such party at such time when neither it nor any of its respective Affiliates holds Registrable Securities, provided that the provisions of Section 2.8 shall survive termination of this Agreement.

     19. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                          AMERICA WEST AIRLINES, INC.

                                          By:__________________________________

                                          Name:
                                          Title:

                                          AMWEST PARTNERS, L.P.
                                          By [AmWest GenPar Inc.]
                                             its General Partner

                                          [By ]

                                          By:___________________________________

                                          Name:
                                          Title:

                                          [LIST EACH FIDELITY FUND]


                                          By:___________________________________
                                          Name:
                                          Title:

                                                                   EXHIBIT 10.15

                  MANAGEMENT RESIGNATION ALLOWANCE GUIDELINES
                               NOVEMBER 18, 1993

PROGRAM PURPOSE

     The plan is intended to provide eligible employees with reasonable transition support in order for them to seek career opportunities outside the company. Management can use the plan after other reasonable alternatives for dealing with the situation have been exhausted.

ELIGIBILITY

     Eligibility for the program is determined by the Company and is intended to apply to management employees who permanently end their employment relationship with AWA. Eligible management employees include those whose positions are eliminated or downgraded in conjunction with a reorganization of responsibilities or priorities within the Company or whose particular services no longer fit the needs of the Company. All or some of the functions may be transferred to another position or eliminated as a result of the reorganization.

     All resignation allowances are subject to case-by-case review by the Compensation Committee of the Board of Directors. All resignation allowances for directors, senior directors and officers of the corporation and all resignation allowances for other management personnel in amounts in excess of twenty-six
(26) weeks pay must be approved by the Compensation Committee.

     The plan is not intended to relieve management of its responsibility to appropriately deal with individual performance issues on a firm and constructive basis. Specifically, the plan is not available for:

     - Employees with less than one full year of AWA service.

     - Employees subject to termination for cause, for example, an employee with an ongoing non-performance problem.

     - Employees guilty of serious misconduct, for example, stealing or willful or negligent destruction of AWA property.

PLAN DESIGN

     - The resignation allowance payments are based on Current Annual Compensation of three (3) weeks pay for each year of full-time AWA service (partial years to be pro-rated to date of termination) with a four (4) week minimum and a fifty-two (52) week maximum. If applicable, any unearned portion of a salary advance will be reimbursed to the company or will be deducted from the resignation allowance.

     - Five percent (5%) increase in allowance period for each year over age 40, not to exceed 52-weeks combined maximum payment.

     - Group medical/life coverages continue during the allowance period at the same cost paid by active employees.

     - Travel privileges on AWA continue during the allowance period. Travel privileges with other carriers vary based on the agreements with those carriers. All travel privileges cease if the resigned employee becomes employed by another airline.

     - The resignation date is the termination date for purposes of 401(k) and incentive stock options.

     - Outplacement services through an outplacement agency approved by Human Resources will be made available on a case-by-case basis with a maximum per employee cost to AWA of $5,000.

PROCESS

     1. Before discussing the resignation program with a potential candidate, the supervising Officer or Director will review the situation with the Senior Director, Human Resources, to confirm plan eligibility. The Senior Director, Human Resources, will then coordinate approval of the resignation package as required. Any exceptions to these guidelines require the advance review by Human Resources and the approval of the CEO and the Compensation Committee of the Board of Directors.

     2. Human Resources will prepare the resignation agreement documents, including the resignation allowance payment calculation and employee benefits summary.

     3. The supervising Officer or Director will make the offer to the employee with appropriate coordination from Human Resources.

     4. The resigned employee is "out-processed" by Human Resources, Payroll and the various employee benefits departments.

                                                                   EXHIBIT 10.46

                       KEY EMPLOYEE PROTECTION AGREEMENT

     KEY EMPLOYEE PROTECTION AGREEMENT ("Agreement"), dated June 27, 1994, by and between AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), and WILLIAM A. FRANKE ("Franke").

     WHEREAS, Franke is the Chairman of the Board and Chief Executive Officer of the Company; and

     WHEREAS, at the time of Franke's employment as Chairman of the Board in 1992, the Company's Board of Directors and debtor-in-possession lenders agreed, among other things, to use their best efforts to cause any plan of reorganization filed with the Bankruptcy Court (as hereinafter defined) relating to the Company to provide for the payment to Franke, upon substantial consummation of such plan of reorganization, of a confirmation success bonus of not less than $500,000; and

     WHEREAS, with significant contribution from Franke in his capacities as Chairman of the Board and Chief Executive Officer of the Company, significant financial and operating progress has been made by the Company and other actions have been taken which have enhanced, and in the future are expected to further enhance, the value of the Company's estate for the benefit of its creditors and other constituencies; and

     WHEREAS, under Franke's leadership, the Company is currently endeavoring to develop and finalize a confirmable Plan of Reorganization (as hereinafter defined); and

     WHEREAS, the services and knowledge of Franke are valuable to the Company in many respects, including (without limitation) the rendering of advice to the Company and its Board of Directors with respect to the difficult and complex process of developing and finalizing a confirmable Plan of Reorganization; and

     WHEREAS, the Company considers it prudent to enter into this Agreement in order to (i) better secure Franke's continued services, (ii) ensure Franke's continued objectivity in the event of negotiations or actions that might lead to a Change in Control (as hereinafter defined) and (iii) define the nature and terms of Franke's severance benefits following a Change in Control.

     NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties (intending to be legally bound) hereby covenant and agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

          (a) "Bankruptcy Court" means the Bankruptcy Court for the District of Arizona.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Change in Control" shall occur if either:

             (i) the individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

             (ii) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) acquires the beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 51% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

          (d) "Company Affiliate" means any corporation, partnership or other business entity directly or indirectly controlling, controlled by or under common control with, the Company. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through ownership of voting securities, by contract or otherwise.

          (e) "Confirmation Bonus" means any reorganization success bonus payable to Franke pursuant to a Plan of Reorganization in the event such Plan of Reorganization is confirmed and consummated.

          (f) "Confirmation Date" means the date a Plan of Reorganization is confirmed by the Bankruptcy Court.

          (g) "Plan of Reorganization" means any plan of reorganization which
     (i) is filed with the Bankruptcy Court and (ii) contemplates and, if confirmed and consummated, would result in the emergence of the Company from its Chapter 11 bankruptcy proceedings.

          (h) "Severance Payment" means as specified in Section 2 below.

          (i) "Termination Date" means as specified in Section 2 below.

     2. Severance Payment. (a) If a Change in Control occurs in connection with the consummation of a Plan of Reorganization and if, for any reason (including, without limitation, a voluntary resignation or an involuntary removal but excluding death), Franke ceases to serve as the Chairman of the Board and the Chief Executive Officer of the Company at any time during the period of 180 days beginning on the Confirmation Date, the Company agrees to pay to Franke, promptly after the date on which Franke ceases to be the Chairman of the Board and the Chief Executive Officer of the Company ("Termination Date"), a lump sum amount (the "Severance Payment") equal to 200% of the sum of (i) Franke's annual base salary as in effect immediately prior to the Termination Date and (ii) Franke's annual administrative expense allowance as in effect immediately prior to the Termination Date; provided, however, that the Severance Payment shall be reduced by the amount of any Confirmation Bonus actually paid to Franke prior to the Termination Date.

     (b) If all or any portion of the Severance Payment is actually paid to Franke, any Confirmation Bonus thereafter payable to Franke shall be reduced by the amount of the Severance Payment actually paid to Franke unless the payment of such amount to Franke was taken into account in determining the amount of such Confirmation Bonus.

     3. Medical Insurance. During the 12-month period following the Termination Date, the Company, at its cost, shall maintain in full force and effect for the continued benefit of Franke and Franke's dependents all benefits available to Franke and Franke's dependents under all medical plans and programs of the Company, provided that (i) Franke's continued participation is possible under the terms and provisions of such plans and programs and (ii) Franke pays the regular employee contribution, if any, required by such plans and programs. In the event that participation by Franke (or his dependents) in any such plan or program after the Termination Date is barred pursuant to the terms thereof, or in the event the Company shall terminate any such plan or program, the Company shall obtain for Franke (and/or his dependents) comparable coverage under individual policies.

     4. Life Insurance. During the 12-month period following the Termination Date, the Company, at its cost, shall continue to provide Franke all life insurance coverages (and in the same amounts) provided to him by the Company immediately prior to the Termination Date.

     5. Travel Privileges. The Company shall provide Franke (and wife and his dependents) such lifetime on-line and interline, positive space travel privileges subject to the terms of the Company's non-revenue travel policy for retired executives as from time to time in effect.

     6. Accrued Vacation Pay, etc. Promptly after the Termination Date, the Company shall pay to Franke a lump sum amount for (i) all unused vacation time accrued by Franke as of the Termination Date and (ii) all unpaid benefits earned by Franke as of the Termination Date under any and all incentive compensation plans or programs of the Company.

     7. Tax Withholdings. The Company shall be entitled to withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom.

     8. Successors; Binding Agreement. (a) This Agreement shall not be terminated by the merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

     (b) The Company agrees that concurrently with any merger, consolidation or transfer referred to in paragraph (a) above, it will cause any successor or transferee to unconditionally assume in writing all of the obligations of the Company hereunder on terms and conditions reasonably satisfactory to Franke. Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer shall be a breach of this Agreement and shall entitle Franke to immediately receive the Severance Payment from the Company and, for purposes of implementing the foregoing, the date on which such merger, consolidation or transfer becomes effective shall be deemed to be the Termination Date.

     (c) This Agreement shall inure to the benefit of and be enforceable by Franke's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Franke should die while any amounts would still be payable to Franke hereunder if Franke had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Franke to receive such amounts or, if no person is so appointed, to Franke's estate.

     9. No Mitigation. The provisions of this Agreement are not intended to, nor shall they be construed to, require that Franke seek or accept other employment following a termination of employment. Except as provided in Section 1(a), the Company's obligations to make the payments to Franke required under this Agreement or any other agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Franke.

     10. Expense Reimbursement. If any litigation, contest or dispute shall arise under this Agreement involving the failure or refusal of the Company to fully perform in accordance with the terms hereof, the Company shall reimburse Franke, on a current basis, for all legal fees and expenses, if any, incurred by Franke, on a current basis, for all legal fees and expenses, if any incurred by Franke in connection with such litigation, contest or dispute, together with interest thereon at the rate of 10% per annum, such interest to accrue from the date the Company receives Franke's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the final resolution of such litigation, contest or dispute includes a finding denying, in total, Franke's claims in such litigation, contest or dispute, Franke shall be required to refund to the Company, over a period not to exceed 12 months from the date of such resolution, all sums advanced to Franke pursuant to this
Section 10.

     11. Assignability. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any affiliate of the Comapny, provided that no such assignment or delegation shall relieve the Company of its obligations under this Agreement.

     12. Notices. All notices and all other communications to the parties shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to Franks for purposes hereof, directed to the attention of the Board with a copy to the Secretary of the Company and (ii) if to Franke, at his residence address on the records of the Company or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

     13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     14. Amendments and Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Franke and a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     15. Benefits Not Exclusive. The rights of and benefits payable to Franke or his beneficiaries under this Agreement are not exclusive and are in addition to any rights of and benefits payable to Franke or such beneficiaries under any other agreement between Franke and the Company or under any employee benefit plan or compensation program of the Company.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and Franke have executed this Agreement as of the date first above written.

                                          AMERICA WEST AIRLINES, INC.

                                          By:  /s/     RICHARD O'BRIEN
                                            ___________________________________


                                               /s/  WILLIAM A. FRANKE
                                            ___________________________________

                                                                     EXHIBIT 5.1

                               [ANDREWS & KURTH]
                                   LETTERHEAD

                                 August 2, 1994

Board of Directors
America West Airlines, Inc.
4000 East Sky Harbor Boulevard
Phoenix, Arizona 85034

Gentlemen:

     We have acted as counsel for America West Airlines, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of Class B Common Stock of the Company, par value $.01 per share (the "Class B Common Stock"), (ii) warrants to purchase Class B Common Stock (the "Warrants"), and (iii) senior unsecured notes of the Company (the "Senior Notes") (the Class B Stock, Warrants and Senior Notes are collectively referred to herein as the "Securities"), to be offered from time to time pursuant to Rule 415 under the Act by certain selling securityholders of the Company. The Securities are being issued pursuant to the Company's plan of reorganization under Chapter 11 of the United States Bankruptcy Code as described in the Registration Statement (the "Plan of Reorganization"). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

     In our capacity as counsel for the Company in connection with the registration by the Company and proposed issuance of the securities described herein, we have examined the charter and bylaws of the Company, and have examined the originals, or copies otherwise identified, of corporate records of the Company, as furnished to us by the Company, certificates, advices and assurances of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.

     We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

     Based upon our examination as aforesaid, and subject to the assumptions and limitations herein set forth, we are of the opinion that:

          1. The shares of Class B Common Stock to be issued pursuant to the Plan of Reorganization have been duly authorized by all necessary corporate action on the part of the Company and such shares, upon issuance pursuant to and in accordance with the Plan of Reorganization, will constitute validly issued, fully paid and non-assessable shares of common stock of the Company.

Board of Directors


America West Airlines, Inc.


August 2, 1994


Page 2



          2. The Warrants to purchase Class B Common Stock have been duly authorized by all necessary corporate action on the part of the Company and, upon the issuance of the Warrants pursuant to and in accordance with the Plan of Reorganization and the Warrant Agreement, the Warrants will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws and by principles of equity.



          3. The Senior Notes have been duly authorized by all necessary corporate action on the part of the Company and, upon the issuance of the Senior Notes pursuant to and in accordance with the Plan of Reorganization and the Indenture, the Senior Notes will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws and by principles of equity.



     In rendering the opinions set forth above, we express no opinion as to the adequacy or sufficiency of the consideration paid or to be paid or contributions made or to be made for any of the Securities in connection with the Plan of Reorganization.



     This opinion is limited in all respects to the corporate law of the State of Delaware, the laws of the State of New York and of the United States of America. To the extent any of such opinions relate to the corporate law of the State of Delaware, we have formed our opinion based solely upon a reading of the Delaware General Corporation Law. We express no opinion with respect to the laws or regulations of other jurisdictions applicable by virtue of conflict of laws or other principles.



     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters."



                                          Very truly yours,



                                          /s/  ANDREWS & KURTH



1098/1146/2560:sfe

                                                                   EXHIBIT 10.12

                             CODE SHARING AGREEMENT

     This Agreement is made this 29th day of June, 1994, by and between CONTINENTAL AIRLINES, INC. ("CAL"), a Delaware corporation, and AMERICA WEST AIRLINES, INC. ("AWA"), Debtor and Debtor-in-Possession, a Delaware corporation.

                                    RECITALS

     CAL and AWA are each certificated air carriers providing air transportation services in their respective areas of operation.

     CAL and AWA desire to cooperate in the coordination of schedules by allowing AWA to market its flight operations under the CO* designator and CAL to market its flight operations under the HP* designator.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, CAL and AWA hereby agree as follows:

     1. Schedules to be Operated. It is the intent of the parties to share their two letter designator codes, "CO*" in the case of CAL and "HP*" in the case of AWA. CAL operated Shared Code Segments (as herein defined) will be marketed under not only CAL's "CO" designator code but also under AWA's "HP*" designator code, and AWA operated Shared Code Segments will be marketed under not only AWA's "HP" designator code, but also under CAL's "CO*" designator code.
Schedule 1 hereto sets forth the flight segments where shared code segments ("Shared Code Segments") will operate at the commencement of this Agreement and some of the Shared Code Segments that will be operated in the future; however, it is the intent of the carriers to designate, to the maximum extent permitted by law, all flights operated by either as Share Code Segments during the term of this Agreement. The carriers shall meet together every six months that this Agreement is in effect to discuss the appropriateness of expanding or contracting the list of city pairs on Schedule 1.

     2. Code Sharing Licenses.

          (a) CO* License.

             (i) Grant of License. Subject to the terms and conditions of this Agreement, CAL hereby grants to AWA a nonexclusive, nontransferable, revocable license to use the CO* designator code on all of its flights operated as a Shared Code Segments. (AWA flights flown using the CO* code are hereinafter referred to as "CO* Flights").

             (ii) Control of CO* Flights. AWA shall have sole responsibility for and control over, and CAL shall have no responsibility for, control over or obligations or duties with respect to, each and every aspect of AWA's operations including, without limitation, scheduling (except as provided in Section 12 hereto), pricing (except as provided in Section 13 hereto), planning of flight itineraries and routings, reservations, reservations control/yield management, dispatch, fueling, weight and balance, flight release, maintenance, and flight operations and compliance with applicable rules and regulations.

          (b) HP* License.

             (i) Grant of License. Subject to the terms and conditions of this Agreement, AWA hereby grants to CAL a nonexclusive, nontransferable, revocable license to use the HP* designator code on all of its flights operated as a Shared Code Segment. (CAL flights flown using the HP* code are hereinafter referred to as "HP* Flights").

             (ii) Control of HP* Flights. CAL shall have sole responsibility for and control over, and AWA shall have no responsibility for, control over or obligations or duties with respect to, each and every aspect of CAL's operations including, without limitation, scheduling (except as provided in

          Section 12 hereto), pricing (except as provided in Section 13 hereto), planning of flight itineraries and routings, reservations, reservations control/yield management, dispatch, fueling, weight and balance, flight release, maintenance, and flight operations and compliance with applicable rules and regulations.

     3. Confidential Information. Neither AWA nor CAL shall disclose to the other carrier or be required to disclose by the other carrier any information relating to its scheduling (except as provided in Section 12 hereto), pricing, inventory control or flight profitability. Neither AWA nor CAL shall disclose the terms of this Agreement or any proprietary information with respect to the other obtained as a result of this Agreement, either during the term hereof or thereafter except as may be required by law or by any order of a court or administrative agency, and then on ten days' notice to the other. The parties hereto recognize that, in the course of the performance of each of the provisions hereof, each carrier may be given and may have access to confidential and proprietary information of the other carrier, including proposed schedule and fare changes, statistical data regarding loads and fares, sales and promotional programs and other operating and competitive information ("Confidential Information"). Each carrier shall preserve, and shall ensure that each of its officers, agents, consultants and employees who receive Confidential Information preserve, the confidentiality of the other carrier's Confidential Information.

     4. Quality of Service. Each carrier shall perform its service with respect to its flights operated under the designation of the other carrier in a timely, expert and quality manner. Each carrier agrees that, in conducting flight operations under the designator of the other carrier, it will employ prudent safety and loss prevention policies.

     5. Audit.

          (a) CAL Audit. CAL shall have the right, at its own cost, to inspect, review, and observe AWA's operations of CO* Flights, and/or to conduct a full safety and/or service audit of AWA's operations, manuals and procedures reasonably related to CO* Flights, at such intervals as CAL shall reasonably request. In the exercise of such right, CAL does not undertake any responsibility for the performance of AWA's operations. CAL shall coordinate its safety and service audits with AWA so as to avoid disruptions of AWA's operations. Any safety audit may include, without limitation, maintenance and operation procedures, crew planning, reservations, passenger and baggage handling, customer service, personnel records, spare parts, inventory records, training records and manuals, flight, flight training and operational personnel records. This paragraph shall not entitle CAL access to AWA's records, documents or systems relating to its pricing, inventory control or flight profitability.

          (b) AWA Audit. AWA shall have the right, at its own cost, to inspect, review, and observe CAL's operations of HP* Flights, and/or to conduct a full safety and/or service audit of CAL's operations, manuals and procedures reasonably related to HP* Flights, at such intervals as AWA shall reasonably request. In the exercise of such right, AWA does not undertake any responsibility for the performance of CAL's operations. AWA shall coordinate its safety and service audits with CAL so as to avoid disruptions of CAL's operations. Any safety audit may include, without limitation, maintenance and operation procedures, crew planning, reservations, passenger and baggage handling, customer service, personnel records, spare parts, inventory records, training records and manuals, flight, flight training and operational personnel records. This paragraph shall not entitle AWA access to CAL's records, documents or systems relating to its pricing, inventory control or flight profitability.

     6. Public Relations. In the event of any irregularity in Shared Code Segments' operations, including, without limitation, any event causing damage to persons or property, the operating carrier shall identify itself as being operated independently of the carrier whose code is being used, and as being solely responsible for its operations. Either carrier may state that it holds a code sharing license from the other carrier and that it obtains certain services from the other carrier if third parties inquire as to such relationship.

     7. Irregularities in Operations. AWA shall promptly notify CAL of all irregularities involving a CO* Flight which result in any damage to persons or property as soon as such information is available and shall furnish to CAL as much detail as practicable. CAL shall promptly notify AWA of all irregularities involving a

HP* Flight which result in any damage to persons or property as soon as such information is available and shall furnish to AWA as much detail as practicable.

     8. Reporting Obligation.

          (a) Changes in Service. Each carrier shall give the other carrier 60 days advance notice (or notice as far in advance as possible if 60 days is impracticable) of any intended (i) changes to its operating specifications, or (ii) material changes to the manner of conducting its business or the nature of its product. In the event any such change materially affects the value or risk to the other carrier of this Code Sharing Agreement in the other carrier's reasonable judgment, the other carrier shall be entitled to terminate this agreement if the change is implemented.

          (b) Correspondence from Government Authorities. AWA shall immediately provide CAL copies of any correspondence received from government authority which, with respect to CO* Flights, references (i) any alleged noncompliance with rules or regulations affecting air transportation, or
     (ii) any investigation of AWA performed or proposed by any government authority, including, without limitation, any communication issued by a government authority concerning the airworthiness of AWA's aircraft, the compliance of AWA's personnel with required operational or training procedures or any other matter relating to the safe operation of AWA aircraft.

          CAL shall immediately provide AWA copies of any correspondence received from any government authority which, with respect to HP* Flights, references (i) any alleged noncompliance with rules or regulations affecting air transportation, or (ii) any investigation of CAL performed or proposed by any government authority, including, without limitation, any communication issued by a government authority concerning the airworthiness of CAL's aircraft, the compliance of CAL's personnel with required operational or training procedures or any other matter relating to the safe operation of CAL aircraft.

          (c) Notice of Complaints. AWA shall monthly furnish CAL a summary of complaints, notices or violation, request to cease activity or similar correspondence which reasonably relate to CO* Flights and which are received by AWA from passengers, any government authority, or other parties. CAL shall monthly furnish AWA a summary of complaints, notices or violation, request to cease activity or similar correspondence which reasonably relate to HP* Flights and which are received by CAL from passengers, any government authority, or other parties. Each carrier shall comply with the other carrier's reasonable requests for actual copies of any such documents.

     9. Flight Display.

          (a) All Shared Code Segments will be included in the availability and fare displays of all computerized reservations systems in which CAL and AWA participate, the Official Airline Guide (to the extent agreed upon) and CAL's and AWA's internal reservation systems, under the shared code as well as the operator's own code, to the extent possible. CAL and AWA will take the appropriate measures necessary to ensure the display of Shared Code Segments in accordance with the preceding sentence.

          (b) CAL and AWA will disclose and identify the Shared Code Segments to the public as actually being a flight of and operated by the operating carrier, in at least the following ways:

             (i) a symbol will be used in timetables and computer reservation system indicating that Shared Code Segments are actually operated by the other carrier;

             (ii) to the extent reasonable, messages on airport flight information displays will identify the operator of flights shown as Shared Code Segments;

             (iii) CAL and AWA advertising concerning Shared Code Segments and CAL and AWA reservationists will disclose the operator of each flight; and

             (iv) in any other manner prescribed by law.

     10. Terms and Conditions of Carriage and Claims Procedures.

          (a) In all cases the contract of carriage between a passenger and a carrier will be that of the carrier whose designator code is used and not that of the carrier operating the Shared Code Flight.

          (b) The carriers will use existing IATA procedures when handling and settling claims made by customers in connection with Shared Code Segments.

     11. Irregularity Handling.

          (a) In the event of flight delays, cancellations or other schedule irregularities that affect Shared Code Segments, the operating carrier will inform the carrier whose designator is also used of all pertinent information concerning an irregularity for customer information purposes.

          (b) The parties agree that they will cooperate in all available ways to accommodate passengers experiencing flight irregularities and that neither will forbear from providing such assistance because the other may have been responsible for the flight irregularity. In the event of a flight irregularity, the carrier causing or experiencing the irregularity shall bear all related costs associated with accommodating the passengers who have been delayed. The carriers will review existing procedures for accommodating interline passengers with respect to flight irregularities and oversales to determine their adequacy for the purposes of this Agreement and will make such adjustments in existing procedures as they find necessary or appropriate.

     12. Airport Operational Assistance. CAL and AWA will cooperate to coordinate and maintain their schedules to minimize the waiting time and to maximize convenience of passengers who are connecting from a CAL to AWA flight segment (or vice versa). Each carrier will provide the other with the airport operational assistance that is required to assure schedule compatibility for Shared Code Segments for which a Through Fare (as such term is hereinafter defined) may be applicable. The carriers will use their respective best efforts to align gates and ticket counter space where Shared Code Segments operate.

     13. Pricing and Capacity Control of Shared Code Segments.

                         [CONFIDENTIAL PORTION DELETED]

     15. Compliance with Laws and Regulations. CAL and AWA each represent, warrant, and agree that performance of its respective obligations under this Agreement shall be conducted and all of its personnel shall at all times meet, be in full compliance with and have all required licenses under any and all applicable statutes, orders, rules and regulations, and satisfy all applicable insurance requirements, whether in effect or hereafter promulgated of the United States National Transportation Safety Board, Department of Transportation of Federal Aviation Administration, Department of Defense of any country or territory with jurisdiction over the Shared Code Segments.

     16. Independent Parties.

          (a) Independent Contractors. It is expressly recognized and agreed that each carrier, in its performance and otherwise under this Agreement, is and shall be engaged and acting as an independent contractor and in its own independent and separate business; that each carrier shall retain complete and exclusive control over its staff and operations and the conduct of its business; and that each carrier shall bear and pay all expenses, costs, risks and responsibilities incurred by it in connection with its obligations under this Agreement. Neither CAL nor AWA nor any officer, employee, representative, or agent of CAL or AWA shall in any manner, directly or indirectly, expressly or by implication, be deemed to be, or make any representation or take any action which may give rise to the existence of, any employment, agent, partnership, or other like relationship as between CAL and AWA but each carrier's relationship as respects the other carrier in connection with this Agreement is and shall remain that of an independent contractor.

          (b) Status of Employees. The employees, agents and/or independent contractors of AWA shall be employees, agents, and independent contractors of AWA for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of CAL. The employees, agents and independent contractors of CAL for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of AWA. In its performance under this Agreement, each carrier shall act as an independent contractor and not as an agent for the other. CAL shall have no supervisory power or control over any employees, agents or independent contractors employed by AWA, and AWA shall have no supervisory power or control over any employees, agents and independent contractors employed by CAL.

          (c) Liability For Employee Costs. Each carrier, with respect to its own employees (hired directly or through a third party), accepts full and exclusive liability for the payment of worker's compensation and/or employer's liability (including insurance premiums where required by law) and for the payment of all taxes, contributions or other payments for unemployment compensation, vacations, or old age benefits, pensions and all other benefits now or hereafter imposed upon employers with respect to its employees by any government or agency thereof or any other party (whether measured by the wages, salaries, compensation or other remuneration paid to such employees or otherwise) and each carrier further agrees to make such payments and to make and file all reports and returns, and to do everything necessary to comply with the laws imposing such taxes, contributions or other payments.

     17. Indemnification and Insurance.

        (a) Indemnification.

             (i) AWA hereby assumes liability for, and shall indemnify, defend, protect, save and hold harmless CAL, its officers, agents, and employees from and against any and all liabilities, claims, judgments, damages, and losses, including all costs, fees, and expenses incidental thereto, of every type and nature whatsoever, including without limitation those involving (i) death of or injury to any person including, but not limited to, AWA's officers, employees and agents, (ii) loss of, damage to, or destruction of any property whatsoever, including any loss of use thereof, and (iii) trademark, service mark or trade name infringement, provided that such liabilities, claims, judgments, damages or losses are caused by or arise out of (or are alleged to be caused by or arise out of) any alleged acts or omissions of AWA or its officers, employees, or agents which are in any way related to the services contemplated by this Agreement. CAL shall give AWA prompt notice of any claim made or suit instituted against CAL which, if successful, would result in indemnification of CAL hereunder, and CAL shall have the right to compromise or participate in the defense of same to the extent of its own interest.

             (ii) CAL hereby assumes liability for, and shall indemnify, defend, protect, save and hold harmless AWA, its officers, agents, and employees from and against any and all liabilities, claims, judgments, damages, and losses, including all costs, fees, and expenses incidental thereto, of every type and nature whatsoever, including without limitation those involving (i) death of or injury to any person including, but not limited to, CAL's officers, employees and agents, (ii) loss of, damage to, or destruction of any property whatsoever, including any loss of use thereof, and (iii) trademark, service mark or trade name infringement, provided that such liabilities, claims, judgments, damages or losses are caused by or arise out of (or are alleged to be caused by or arise out of) any alleged acts or omissions of CAL or its officers, employees, or agents which are in any way related to the services contemplated by this Agreement. AWA shall give CAL prompt notice of any claim made or suit instituted against AWA which, if successful, would result in indemnification hereunder, and AWA shall have the right to compromise or participate in the defense of same to the extent of its own interest.

          (b) Insurance Coverage.

             (i) Each carrier shall, at all time during the term of this Agreement, maintain in full force and effect policies of insurance as follows:

                1. Comprehensive Airline Liability Insurance, including Aircraft Third Party, Passenger, including Passengers' Baggage and Personal Effects, Cargo and Mail Legal Liability for a

               Combined Single Limit (CSL) of not less than $500 million per occurrence per Aircraft. In respect of Personal Injury the maximum limit is $25 million per offense and in the aggregate.

                The minimum amounts of insurance coverage required under this paragraph 1 shall be per occurrence, combined single limit for all coverage required under this paragraph 1.

                2.   Workmen's Compensation Insurance   Per Accident
                     (Company Employee)                 Statutory

                3.   Employer's Liability               $1,000,000 (combined single limit)

             (ii) Subject to Section 17(b)(i) above, each carrier as appropriate shall cause the policies of insurance described in such Section 17(b)(i) to be duly and properly endorsed by that carrier's insurance underwriters as follows:

                1. as to the policies of insurance described in paragraphs
           (b)(i)1 and (b)(i)2 of Section 17:

                    (A) to provide that any waiver of rights of subrogration
               against other parties by one party will not affect the coverage provided thereunder with respect to the other party; and

                    (B) to provide that the one party's underwriters shall waive any and all subrogation rights against the other party, its directors, officers, agents, employees and other authorized representatives, except for gross negligence or wilful misconduct, with regard to any breach of warranty on the part of the other party or to provide other evidence of such waiver or recourse against the other party, its directors, officers, agents, employees and other authorized representatives.

                    (C) to provide that each party, its directors, officers,
               agents, employees and other authorized representatives shall be endorsed as named insured parties thereunder, except for gross negligence or wilful misconduct; and

                    (D) to provide that said insurance shall be primary
               insurance and to acknowledge that any other insurance policy or policies of each party shall be secondary or excess insurance.

                2. as to policies of insurance described in paragraph (b)(i)1 of
           Section 17 to provide a breach of warranty clause to said policies;
           and

             (iii) Each party shall cause each of the insurance policies referred to in Section 17(b)(i) to be duly and properly endorsed to provide that said policy or policies or any part or parts thereof shall not be canceled, terminated or materially altered, changed or amended by each party's insurance underwriters, until after 30 days' prior notice to the other party, such notice period to commence when such other party actually receives such notice.

             (iv) Simultaneously with the commencement of this Agreement, and from time to time thereafter upon request by either party, the other party shall furnish to the requesting party evidence reasonably satisfactory to the requesting party of the aforesaid insurance coverage and endorsements, including certificates certifying that the aforesaid insurance and endorsements are in full force and effect. Initially, this evidence shall be a certificate of insurance required hereunder.

             (v) In the event either party fails to maintain in full force and effect any of the insurance and endorsements required in terms of these sections, the other party shall have the right (but not the obligation) to procure and maintain such insurance or any part thereof. The cost of such insurance shall be payable by the first party to the other party upon demand by the other party. The procurement of such insurance or any part thereof by the other party shall not discharge or excuse the first party's obligation to comply with the provisions of Sections 17(b)(i) and 17(b)(ii)

          (c) Survival of Rights and Obligations.  The rights and obligations of
     Section 18(a) shall survive the expiration or termination of this Agreement.

     18. Term and Termination.

          (a) Term. Unless the carriers agree to an earlier commencement date, the term of this Agreement shall commence as soon as practicable after the date that is the later of the date that this Agreement is signed by both parties or the date that the investment agreement between AWA and AmWest partners, L.P. (the "Investment Agreement") is consummated and shall continue until the date immediately preceding the tenth anniversary of the commencement date, unless earlier terminated as provided herein, and shall continue thereafter until either carrier gives the other carrier notice of termination at least 90 days prior to the effective date of such termination. In no event shall termination or expiration pursuant to this
     Section 18(a) be effective unless such 90 days' notice is provided.

          (b) Termination as a Result of Changes of Law. In the event there is any change in treaties, statutes or regulations of air transportation that materially affects the rights and/or obligations presently in force with respect to the air transportation services of CAL or AWA or both, relating to CO* or HP* Flights, then the carriers will consult, within 30 days after any of the occurrences described herein, in order to determine or seek mutual agreement as to what, if any changes to this Agreement are necessary or appropriate, including but not limited to the early termination and cancellation of this Agreement.

          (c) Other Termination Rights. In addition to any other provisions of this Agreement, this Agreement may be terminated, without liability, as follows:

             (i) By either carrier on 30 days' prior written notice, if the other carrier has breached any material provision of this Agreement unless such other carrier cures such breach within such 30 day period;

             (ii) By either carrier immediately on notice, if the other carrier shall be dissolved or shall fail to maintain its corporate existence in good standing, or shall have its authority to operate as a scheduled airline suspended or revoked, either in whole or with respect to the CO* or HP* Flights, or shall cease operations as a scheduled airline.

             (iii) By either carrier immediately on notice if the other carrier shall be cited by any government authority for any significant noncompliance with a material law, rule or regulation with respect to the marketing or operation of a CO* or HP* Flight;

             (iv) By either carrier immediately on notice, in the event that the commencement date of this Agreement is prior to the date that the Investment Agreement is consummated, if the Investment Agreement is terminated prior to its having been consummated;

             (v) Except for AWA's currently pending Chapter 11 proceeding, by either carrier if a petition is filed by or against the other carrier under bankruptcy law, or any other law providing for the relief of debtors, and the affected party does not succeed in having such petition lifted or stayed within sixty days from the date of entry; the carrier at its option may cancel this Agreement immediately and exercise such other remedies as may be available at law and/or in equity;

             (vi) By either carrier on six months' prior written notice, if a carrier, foreign or domestic, that competes with the terminating carrier on a material basis, acquires majority ownership of or substantial control over the other carrier.

             (vii) By CAL immediately on notice if

                1. AWA shall fail to maintain any of its aircraft in an airworthy condition and conduct its flight operations in accordance with the standards, rules and regulations promulgated by any government authority; or

                2. AWA shall have a completion factor of less then 80% during any 20 day period with respect to CO* Flights (including in such calculations all flights canceled less than one week prior to the date of its scheduled operation and excluding flights not completed due to weather or labor stoppages); and

             (viii) By AWA immediately on notice if

                1. CAL shall fail to maintain any of its aircraft in an airworthy condition and conduct its flight operations in accordance with the standards, rules and regulations promulgated by any government authority; or

                2. CAL shall have a completion factor of less then 80% during any 20 day period with respect to HP* Flights (including in such calculations all flights canceled less than one week prior to the date of its scheduled operation and excluding flights not completed due to weather or labor stoppages).

     19. Booking Fee. The carrier operating over any segment of a Shared Code Flight will be responsible for any booking fee relating to such segment charges by the vendor of a computer reservation system used to create a booking on that flight. If the booking fee relating to such segment is billed to the carrier whose designator code is also used for that flight, the operating carrier will reimburse the carrier whose designator code is also used for that flight.

     20. Entire Agreement, Waivers and Amendments. This Agreement constitutes the entire understanding of the carriers with respect to the subject matter hereof superseding all prior discussions and agreements, written or oral. This Agreement may not be amended, nor may any of its provisions be waived, except by writing signed by both carriers. No delay on the part of either carrier in exercising any right power or privilege hereunder shall operate as a waiver hereof, nor shall any waiver operate as a continuing waiver of any right, power or privilege.

     21. Notices. All notices given hereunder shall be in writing delivered by hand, certified mail, telex, or telecopy to the carriers at the following addresses:

If to CAL:
     Continental Airlines, Inc.          Telephone No.: 713-834-2950
     2929 Allen Parkway                  Telecopier No.: 713-520-6329
     Houston, Texas 77019
     Attention: Vice Chairman & CEO

With copy to:
     Continental Airlines, Inc.          Telephone No.: 713-834-5149
     2929 Allen Parkway                  Telecopier No.: 713-834-5161
     Houston, Texas 77019
     Attention: Senior Vice President
       and General Counsel

If to AWA:
     America West Airlines, Inc.         Telephone No.: (602) 693-5880
     4000 E. Sky Harbor Blvd.            Telecopier No.: (602) 693-5950
     Phoenix, AZ 85034
     Attention: President & COO

With copy to:
     America West Airlines, Inc.         Telephone No.: (602) 693-5750
     4000 E. Sky Harbor Blvd.            Telecopier No.: (602) 593-5904
     Phoenix, AZ 85034
     Attention: Vice President
       and General Counsel

     22. Successors and Assigns. Neither carrier may assign its rights or delegate its duties under this Agreement without the prior written consent of the other carrier, and any such purported assignment or delegation shall be void. This Agreement shall be binding on the lawful successors of each carrier.

     23. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     24. Headings. The headings in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     25. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement.

     26. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of choice or conflicts of law.

     27. Equal Opportunity. EEO clauses contained at 11 C.F.R. sec.sec. 60-1.4, 60-250.4 and 60-741.4 are hereby incorporated by reference. Each party shall comply with all equal opportunity laws and regulations which apply to or must be satisfied by that party as a result of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CONTINENTAL AIRLINES, INC.                            AMERICA WEST AIRLINES, INC.




By:           /s/  BARRY P. SIMON                      By:      /s/  A. MAURICE MYERS
   __________________________________________             __________________________________________


Title:        Senior Vice President                    Title:    President & CEO
      _______________________________________                _______________________________________

                                   SCHEDULE 1

                          INITIAL SHARED CODE SEGMENTS






                         [CONFIDENTIAL PORTION DELETED]

                                   SCHEDULE 2

                         [CONFIDENTIAL PORTION DELETED]

                                                                   EXHIBIT 10.13

                                   AGREEMENT

                                   BETWEEN

                          AMERICA WEST AIRLINES, INC.

                                      AND

                               MESA AIRLINES, INC.

                             AMERICAN WEST EXPRESS
                               SERVICE AGREEMENT

     AGREEMENT made this 4th day of September, 1992 by and between America West Airlines, Inc. ("AWA"), Debtor-In-Possession, a Delaware corporation having a principal place of business at 4000 East Sky Harbor Boulevard, Phoenix, Arizona, and Mesa Airlines, Inc. ("Contractor"), a New Mexico corporation having a principal place of business at 2325 E. 30th Street, Farmington, New Mexico:

WITNESSETH:

     WHEREAS, AWA holds a certificate of public convenience and necessity issued by the Department of Transportation ("DOT") authorizing AWA to engage in the interstate and overseas air transportation of persons, property and mail between all points in the United States, its territories and possessions;

     WHEREAS, Contractor holds a certificate of public convenience and necessity issued by the Department of Transportation ("DOT") authorizing it to engage in the interstate air transportation of persons, property and mail between all points in the United States, its territories and possessions;

     WHEREAS, AWA owns various trademarks, service marks and logos, including "America West Airlines" and distinctive exterior color decor and patterns on its aircraft, hereinafter referred to individually and collectively as the "AWA Trademarks;"

     WHEREAS, Contractor wishes to acquire a non-exclusive license to use one or more of AWA's Trademarks in connection with the scheduled air transportation services operated by Contractor pursuant to this Agreement, including the use of the "HP" designator code used to identify, in computer systems and elsewhere, Contractor's scheduled flights operated pursuant to this Agreement;

     WHEREAS, Contractor desires to operate, and AWA is willing to contract for, AMERICA WEST EXPRESS operations in the manner and to the extent hereinafter described;

     NOW, THEREFORE, for and in the consideration of the foregoing premises and the mutual covenants and obligations hereinafter set forth, the parties to this Agreement hereby agree as follows:

ARTICLE 1 -- COMPLIANCE WITH REGULATIONS

     Contractor hereby represents, warrants, and agrees that all air transportation services performed by it pursuant to this Agreement or otherwise shall be conducted in full compliance with any and all applicable statutes, orders, rules, and regulations, whether now in effect of hereafter promulgated, of all governmental agencies having jurisdiction over Contractor's operations, including but not limited to, the Federal Aviation Administration ("FAA") and the DOT. Contractor's compliance with such governmental statutes, orders, rules, and regulations shall be the sole and exclusive obligation of Contractor, and AWA will have no obligations or responsibilities, whether direct or indirect, with respect to such matters.

ARTICLE 2 -- AIR SERVICES TO BE PROVIDED BY CONTRACTOR

     Section 2.01 Schedules To Be Operated

     (a) Throughout the term of this Agreement and any amendment or extension thereof, Contractor shall schedule and operate, subject to Paragraph 2.01(c) below, AMERICA WEST EXPRESS service in the following markets:


                                                                             MINIMUM # OF
                                  MARKETS                                    FREQUENCIES
- ---------------------------------------------------------------------------  ------------
Bullhead City, AZ   --   Phoenix, AZ.......................................
Lake Havasu, AZ     --   Phoenix, AZ.......................................
Prescott, AZ        --   Phoenix, AZ.......................................
Kingman, AZ         --   Phoenix, AZ.......................................
Fort Huachuca, AZ   --   Phoenix, AZ.......................................
Flagstaff, AZ       --   Phoenix, AZ.......................................
Yuma, AZ            --   Phoenix, AZ.......................................
Farmington, NM      --   Phoenix, AZ.......................................
Gallup, NM          --   Phoenix, AZ.......................................
Durango, CO         --   Phoenix, AZ.......................................
Grand Junction, CO  --   Phoenix, AZ.......................................
Palm Springs, CA    --   Phoenix, AZ.......................................
Telluride, CO       --   Phoenix, AZ.......................................


     (b) All published schedules to be operated by Contractor pursuant to
Section 2.01(a) above or to add new markets other than those listed in Section 2.01(a) above must be submitted to AWA at least 30 days prior to the effective date of such schedule. Contractor agrees that in the development of its schedules, it shall consult with AWA and use its best reasonable efforts to ensure that the primary needs of both local and connecting traffic in AWA markets are being met. AWA shall not have the right to approve or disapprove such schedules. AWA retains the right to withhold the use of its code, logo or trademarks from any flight operated by the Contractor. AWA shall timely file Contractor's code-shared schedules with its own schedules in accordance with industry standards provided Contractor's schedules are timely received by AWA.

     (c) Notwithstanding anything to the contrary contained in this Section 2.01, Contractor shall be entitled to operate additional services under its own name in the markets covered by this Agreement; provided that any aircraft used in providing such services shall not bear AWA's logo or markings.

     (d) Contractor shall be the sole and exclusive air carrier authorized by AWA to operate as AMERICA WEST EXPRESS (or operate by similar AWA turbo-prop feeder-operation-designation) for all AMERICA WEST EXPRESS flights serving the Phoenix hub. In consideration of their exclusive air carrier status, Contractor shall have a right of first refusal to institute any new services (cities or flights) which are forecast by AWA to be profitable. Such services shall be inaugurated within 90 days of recommendation by AWA. If Contractor refuses to provide the requested service, AWA shall have the right to contract with another carrier to operate that route as an AMERICA WEST EXPRESS, provided that the service shall be the same as that proposed to Contractor. Contractor shall have the right of first refusal to provide service to any additional major cities or hubs wherein AWA may desire to establish a code-sharing agreement. Contractor shall have 30 days from the time it is offered the additional agreement to accept or decline such opportunity. If accepted, Contractor shall have 120 days to prepare itself to fulfill its obligations at the additional city or hub.

     (e) Contractor may withdraw from, reduce service, or suspend service in any of its AMERICA WEST EXPRESS markets listed in Section 2.01(a) after

                         [CONFIDENTIAL PORTION DELETED]

     Contractor shall then give 30 days' notice to AWA of its desire to affect service to that market.

     (f) Inauguration of services listed in Section 2.01(a) will be accomplished according to the transition schedule contained in Exhibit A, made a part of this agreement and attached hereto.

     Section 2.02 Aircraft To Be Used

     (a) Contractor will provide the scheduled air services described in Section
2.01 with short-to-medium range, multi-engine, turbine-propeller aircraft. Such aircraft shall have a minimum of 19 seats and appropriate capacity for passenger baggage, freight and mail.

     (b) Upon filing a Plan of Reorganization with the Bankruptcy Court, Contractor shall begin to repaint its aircraft used in connection with the services provided under this Agreement with exterior color decor and Trademarks to be designed by AWA in consultation with Contractor. The Contractor shall provide the paint and other materials for the exterior aircraft decor and AWA shall paint the aircraft in its painting facility. Any change to the exterior color decor and pattern of the aircraft subsequent to the original design shall be made at the expense of AWA. AWA understands that the flowage of Contractor's aircraft prevents Contractor from painting all of its aircraft in AWA colors. Contractor will attempt to maximize the utilization of AWA painted aircraft on code-shared routes. AWA understands that on occasion an AWA-colored aircraft may be used in Contractor's "Mesa" system due to aircraft flowage requirements.

     In addition to the use of the AWA Trademarks on its aircraft, Contractor shall use and display a suitable sign on the exterior of its aircraft identifying Contractor as the operator of the services being provided pursuant to this Agreement. The use and display of such sign shall be in compliance with any applicable FAA rule or directive, shall be visible to passengers approaching the aircraft for boarding and shall be subject to the prior written approval of AWA as to its nature, size and location on Contractor's aircraft.

     Section 2.03 Flight Crews To Be Used

     All services performed by Contractor pursuant to this Agreement shall be operated with crews consisting of a captain or pilot, and a first officer or co-pilot. All such crew members shall at all times meet all currently applicable governmental requirements, as such requirements may be amended from time to time during the life of this Agreement, and shall be fully licensed and qualified for the services to be performed hereunder.

ARTICLE 3 -- SUPPORT SERVICES AND FACILITIES

     Section 3.01 General Provision

     AWA and Contractor shall provide support services and facilities to the extent and in the manner set forth in the subsequent sections of this Article 3. Such support services and facilities, when furnished by AWA, shall be furnished only with respect to Contractor's scheduled air services described in Article 2.

     Section 3.02 Communications and Reservations

     Reservation telephone lines will be maintained by AWA at the points listed in Article 2 connecting those cities with AWA's reservations center. Reservations for passengers using the services described in Article 2 and connecting reservations to AWA or to other air carriers will be made by AWA on a non-discriminatory basis in accordance with AWA's established methods and procedures. For passengers originating their travel at points other than those served by Contractor pursuant to Article 2, either on AWA's system or on the systems of other airlines, connecting reservations to the services of Contractor will also be made on a non-discriminatory basis in accordance with currently established industry methods and procedures. In all cases, AWA will confirm the reservations of Contractor's passengers through the entire itinerary of their scheduled trips. When a contact number is supplied by the passengers making such reservations, AWA will assume the responsibility of notifying passengers of any changes in Contractor's schedules or operations, provided that Contractor furnishes AWA with sufficient advance notice of such changes. Contractor will provide AWA with parameters of Contractor's flight capacity and discount seat inventory levels and AWA will use its best efforts to accommodate Contractor's directions as to these levels.

     Section 3.03 Operations

     (a) In the event of flight delays, cancellations or other schedule irregularities affecting Contractor's scheduled services, and as soon as information concerning such irregularities is available, Contractor shall notify AWA's flight control center and furnish AWA such information in as much detail as possible.

     (b) Contractor shall be solely responsible for, and AWA shall have no obligations or duties with respect to the dispatch of Contractor's flights operated pursuant to this Agreement or otherwise. For the purposes of this
Section 3.03(b), the term "flight dispatch" shall include, but shall not be limited to, all planning of flight itineraries and routings, fueling and flight release.

     (c) From time to time, and solely upon request of Contractor or its flight crews, AWA shall provide to Contractor at its cost, such U.S. Weather Bureau information or data as may be available to AWA; provided that, in furnishing any such weather information or data to Contractor, neither AWA nor its employees or agents will be responsible or liable for the accuracy thereof.

     Section 3.04 Services

     (a) AWA will provide the following services at Sky Harbor International Airport (PHX) in Phoenix, Arizona:

          (1) check-in and ticketing of passengers of AWA's ticket counters and Fast Check facilities;

          (2) use of AWA's passenger facilities by Contractor's passengers;

          (3) passenger holding facilities and boarding gates;

          (4) interline transfer of baggage, mail, and freight in accordance with currently established industry methods and procedures;

          (5) such security facilities, personnel, and passenger screening procedures which may be required (a) by applicable orders, rules, and regulations of the FAA, and (b) by AWA's FAA-approved aircraft security plan for passengers originating at PHX; and

          (6) arrangements, made at Contractor's request and its sole cost and expense, for alternate transportation, meals, lodging, and other accommodations for Contractor's passengers as the need therefore may arise from time to time due to schedule irregularities in Contractor's operations.

     (b) Contractor shall provide its own services and facilities at all airports other than Phoenix, Arizona and will provide the following services at
PHX:

          (1) all passenger screening for passengers arriving on Contractor's flights in PHX;

          (2) all ramp activities for Contractor's flights; and,

          (3) check-in Ticketing and Boarding of passengers at its gate or gates in PHX.

     (c) Contractor shall purchase from AWA, at AWA's cost, the CRT's and reservations lines necessary at each Station.

     Section 3.05 Terms of Transportation, Sales and Timetables

     (a) AWA's Terms of Transportation, with certain exceptions as listed therein, shall be applicable to services provided by Contractor pursuant to this Agreement. Such Terms of Transportation shall at all times be available for public inspection at Contractor's corporate offices and at each airport ticket counter and sales office maintained and operated by or on behalf of Contractor.

     (b) AWA and Contractor agree that each carrier is authorized to sell air transportation of passengers and property on the schedule flights operated by the other carrier utilizing the AWA ticket stock, airbill, forms and other documentation. Contractor will issue tickets on its own ticket stock and airbills only for tickets or airbills issued at Contractor's counter or for non-revenue passengers.

     (c) The party issuing a ticket or exchange order for passenger transportation shall

                         [CONFIDENTIAL PORTION DELETED]

     (d) With respect to airbills issued by Contractor for transportation of property on Contractor, AWA and other air carriers, and with respect to inbound collect shipments, handled by Contractor, Contractor shall retain possession of all cash proceeds collected and received by Contractor throughout the month in connection with such transactions and all such cash proceeds shall be remitted to AWA through the Clearing House in accordance with the procedures set forth in the currently effective Manual of Procedures issued by said Clearing House, but in no event later than the 28th day of the month following the month in which such monies or proceeds were collected. Inbound C.O.D. shipments shall be handled in accordance with established AWA policy. In addition, Contractor shall prepare and furnish to AWA all written reports, accounts and documents that AWA may require, on a weekly basis or at such lesser frequency as AWA may prescribe, at its sole discretion, from time to time during the life of this Agreement.

     (e) AWA and Contractor, by mutual agreement, may establish such new or different passenger and air freight sales and accounting procedures as may be required by experience or changed circumstances. In addition, AWA and Contractor by mutual agreement, may establish alternative or modified passenger sales and accounting procedures in order to accommodate tickets or exchange orders by air carriers which are not participants in the Clearing House.

     (f) Each party shall assume full liability for and shall indemnify, defend, protect, save, and hold harmless the other party, its directors, officers, agents, and employees from any and all liabilities, damages, claims, suits, judgments, and all related expenses or losses on account of the loss, misapplication, theft or forgery of passenger tickets, exchange orders, airbills or other supplies furnished by or on behalf of each party to the other, or the proceeds thereof, whether or not such loss is occasioned by the insolvency of either the purchaser of the aforesaid passenger tickets, exchange orders, airbills or other documents or of a bank in which the party may have deposited such proceeds. Each party's responsibility hereunder for passenger tickets, exchange orders, airbills, and other supplies shall commence immediately upon delivery of said passenger tickets, exchange orders, airbills, and other supplies into the possession of that party or any duly authorized officer, agent or employee of the party. Each party shall furnish the other party prompt and timely notice of any claims made, or suits instituted against it which in any way may result in the indemnification hereunder, and the indemnifying party shall have the right to compromise or participate in the defense of same to the extent of its own interest.

     (g) AWA will include the schedule air services provided by Contractor pursuant to Article 2 in its public timetables (including Contractor's connecting schedules on the same basis as it does its own). All references in AWA's public timetables to Contractor's AMERICA WEST EXPRESS services shall also contain notations indicating that such scheduled services are performed by Contractor as an independent contractor under the appropriate AWA Trademarks.

     Section 3.06 Advertising

     The parties will establish for the purpose of advertising the AWA product in the cities served by Contractor under this Agreement, a pool funded by each of the parties by each contributing to this pool. Contractor shall decide on the amount of its contribution, up to one percent (1%) of the revenue it derives from markets covered under this Agreement. Contractor will advise AWA of the amount and percentage of its contribution. AWA will then contribute the same percentage of revenue it derives under this Agreement, and advise Contractor of the percentage and amount. Contractor will then develop and propose an advertising program to be funded by the contribution which will then be submitted to AWA for approval.

ARTICLE 4 -- JOINT PASSENGER FARES AND DIVISION OF REVENUES

     Section 4.01 Joint Fares


     Joint (through) passenger fares involving travel on AWA and Contractor shall be established as mutually agreed upon by AWA and Contractor and published by AWA. [Confidential Portion Deleted].


     Section 4.20 Local Fares


     Contractor shall establish and AWA shall publish local fares applicable to AMERICA WEST EXPRESS markets and Contractor shall [Confidential Portion Deleted].


ARTICLE 5 -- AIR FREIGHT RATES

     Section 5.01 Joint Air Freight Rates

     Throughout the life of this Agreement, AWA and Contractor shall establish and maintain joint air freight rates, including rates covering general commodity, small package, and priority air freight shipments.

     Section 5.02 Compensation to Carrier for Air Freight


     For the transportation of air freight on the scheduled services to be operated by Contractor pursuant to Article 2 above, the Contractor will receive [Confidential Portion Deleted]. Changes in Contractor-established local rates must be provided to AWA 45 days in advance of the effective date.


ARTICLE 6 -- U.S. MAIL

     Contractor will execute separate contracts with the U.S. Postal Service
(USPS).

ARTICLE 7 -- LIABILITY, INDEMNIFICATION AND INSURANCE

     Section 7.01 Contractor Shall Act As An Independent Contractor

     (a) The employees, agents, and/or independent contractors of Contractor engaged in performing any of the services Contractor is to perform pursuant to this Agreement shall be employees, agents, and independent contractors of Contractor for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of AWA. In its performance under this Agreement, Contractor shall act, for all purposes, as an independent contractor and not as an agent for AWA. AWA shall have no supervisory power or control over any employees, agents or independent contractors engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures shall, in all events, be transmitted by AWA to a designated officer of Contractor. Nothing contained in this Agreement is intended to limit or condition Contractor's control over its operations or the conduct of its business as a commuter air carrier, and Contractor and its principals assume all risks of financial losses which may result from the operation of the air services to be provided by Contractor hereunder.

     (b) The employees and agents of AWA engaged in performing any of the services AWA is to perform pursuant to this Agreement shall be employees and agents of AWA for all purposes, and under no circumstances shall be deemed to be employees and agents of Contractor. Contractor shall have no supervision or control over any such AWA employees and agents and any complaint or requested change in procedure shall be transmitted by Contractor to AWA's designated representative.

     Section 7.02 Liability and Indemnification

     (a) Each party hereto assumes full responsibility for any and all liability to its own directors, officers, employees, or agents on account of injury, or death resulting from or sustained in the performance of their respective services under this Agreement.

     (b) Contractor shall indemnify, defend, protect, save, and hold harmless AWA, its directors, officers, employees, and agents from and against any and all liabilities, claims, demands, suits, judgments, damages, and losses (including the costs, fees, and expenses in connection therewith and incident thereto), brought against AWA, its directors, officers, employees or agents by or on behalf of any director, officer, employee, agent or independent contractor of Contractor or anyone else claiming through such persons, or by reason of damage or destruction of property of any such person, or injury to or death of such person, caused by or arising out of any act or omission of Contractor occurring while this Agreement is in effect. AWA shall give Contractor prompt and timely notice of any claim made or suit instituted against AWA which in any way results in indemnification hereunder, and Contractor shall have the right to compromise or participate in the defense of same to the extent of its own interest.

     (c) AWA shall indemnify, defend, protect, save, and hold harmless Contractor, its directors, officers, employees, and agents from and against any and all liabilities, claims, demands, suits, judgments, damages, and losses (including the costs, fees, and expenses in connection therewith and incident thereto), brought against Contractor, its directors, officers, employees or agents by or on behalf of any director, officer, employee, agent or independent contractor of AWA or anyone else claiming through such persons, or by reason of damage or destruction of property of any such person, or injury to or death of such person, caused by or arising out of any act or omission of AWA occurring while this Agreement is in effect. Contractor shall give AWA prompt and timely notice of any claim made or suit instituted against Contractor which in any way results in indemnification hereunder, and AWA shall have the right to compromise or participate in the defense of same to the extent of its own interest.

     (d) Each party, with respect to its own employees, accepts full and exclusive liability for the payment of workers' compensation and/or employer's liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old-age benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United States or by any state or local governmental body with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each party further agrees to make such payments and to make and file all reports and returns, and to do everything necessary to comply with the laws imposing such taxes, contributions or other payments.

     Section 7.03 Insurance Coverage

     (a) In consideration of the privileges granted herein, Contractor shall, at all times during the effectiveness of this Agreement, commencing with the first day thereof, have and maintain in full force and effect policies of insurance reasonably satisfactory to the other, of the types of coverages, including coverage on all aircraft described in Section 2.02, and in the minimum amounts stated below with companies reasonably satisfactory to AWA and under terms and conditions reasonably satisfactory to AWA as follows:

      1. AIRCRAFT LIABILITY AND GROUND LIABILITY         $50,000,000 Per Occurrence Combined
         INSURANCE (Including Comprehensive Public       Single Limit of Liability
         Liability)
         a.   Bodily Injury and Personal Injury --       Included in Combined Single Limit
              Passengers
         b.   Bodily Injury and Personal                 Included in Combined Single Limit
              Injury -- Third Parties
         c.   Property Damage                            Included in Combined Single Limit

     The minimum amounts of insurance coverages required for Contractor under this paragraph 1 shall be $50,000,000 per occurrence, combined single limit for all coverages required under this paragraph 1, provided, however, that before Contractor adds aircraft with more than 19 seats to its AMERICA WEST EXPRESS operations hereunder, Contractor shall obtain insurance coverage of $100,000,000 per occurrence per aircraft having greater than 19 seats. AMERICA WEST EXPRESS shall obtain insurance coverage of $100,000,000 per occurrence or $1 million per seat, whichever is greater.

                                                                       PER ACCIDENT
                                                                       ------------
      2. WORKERS' COMPENSATION INSURANCE: (Company       Statutory
         Employees)
      3. EMPLOYERS' LIABILITY: (Company Employees)       $100,000
      4. ALL RISK HULL INSURANCE ON AIRCRAFT PERFORMING  Replacement cost or Such Lesser Amount As
         SERVICES HEREUNDER:                             May Be Consented To By AWA
      5. BAGGAGE LIABILITY:                              $1,250 (Per Passenger)
      6. CARGO LIABILITY:                                $100,000 Any One Aircraft
                                                         $100,000 Any One Disaster With Terms,
                                                         Limitations, and Conditions Acceptable To
                                                         AWA

     (b) The parties hereby agree that from time to time during the life of this Agreement, the parties may negotiate with the other to have and maintain amounts set forth in paragraph (a) above, should the circumstances and conditions of operations under this Agreement be deemed, in a reasonable person's judgment, to require reasonable increases in any or all of the foregoing minimum insurance coverages.

     Section 7.04 Additional Requirement

     (a) The Contractor shall cause the policies of insurance described in
Section 7.03 to be duly and properly endorsed by that party's insurance underwriters as follows:

          (1) as to the policies of insurance described in paragraphs 1, 2, 3, 4, 5, and 6 of said Section 7.03(a):

             (A) to provide that any waiver of rights of subrogation against other parties by the covered party will not affect the coverage provided hereunder with respect to the other party; and

             (B) with respect to the services performed by the parties pursuant to this Agreement to provide that the covered party's underwriters shall waive any and all subrogation rights against the other, its directors, officers, agents, and employees without regard to any breach of warranty on the part of Contractor or to provide other evidence of such waiver of recourse against the other party, its directors, officers, agents, or employees as shall be acceptable to AWA.

          (2) as to policies of insurance described in paragraph 1, 5, and 6 of said Section 7.03(a):

             (A) to provide that the other party, its directors, officers, agents, and employees shall be endorsed as Additional Insured parties thereunder; and

             (B) to provide that said insurance shall be primary insurance and to acknowledge that any other insurance policy or policies of the other party shall be secondary or excess insurance;

          (3) as to policies of insurance described in paragraphs 1 and 4 of said Section 7.03(a) to provide a breach of warranty clause to said policies acceptable to AWA;

          (4) as to policies of insurance described in paragraph 1 only of said
     Section 703(a):

             (A) to provide, with respect to claims in favor of the other party, its directors, officers, agents and employees against the covered party, its directors, officers, agents and employees, that the other party, its directors, officers, agents and employees shall not be deemed to be insured under the said insurance policies, and to this end to provide a cross-liability clause as though separate policies were issued for each party and to provide a reciprocal cross-liability clause in favor of each other; and

             (B) to provide contractual liability insurance coverage for liability assumed by Contractor under this Agreement.

          (5) as to policies of insurance described in paragraph 4 above of said
     Section 7.03(a), to provide that said Aircraft Hull Insurance shall be on an agreed value basis, and shall not be subject to more than the standard market deductibles without the consent of the other party; in the event of loss, settled on the basis of a total loss, all losses shall be payable in full;

          (6) as to any insurance obtained directly from foreign underwriters, to provide that the non-covered party may maintain against the covered party's underwriters a direct action in the United States upon said insurance policies and to this end provide a standard service of suit clause designating a United States attorney in Phoenix, Arizona or Farmington, New Mexico.

     (b) The Contractor shall cause each of the insurance policies referred to in Section 7.03 to be duly and properly endorsed to provide that said policy or policies or any part or parts thereof shall not be cancelled, terminated or materially altered, changed or amended by the insurance underwriters until after 30 days' written notice to the other party, which 30-day notice period shall commence to run from the date such notice is actually received by the other party.

     (c) Upon the effective date of this Agreement, and from time to time thereafter upon request, the Contractor shall furnish to AWA evidence satisfactory to AWA of the aforesaid insurance coverages and endorsements, including certificates certifying that the aforesaid insurance policy or policies with the aforesaid policy limits are duly and properly endorsed as aforesaid and are in full force and effect.

     (d) In the event the Contractor fails to maintain in full force and effect any of the insurance and endorsements described in Sections 7.03 and 7.04, AWA shall have the right (but not the obligation) to procure and maintain such insurance or any part thereof. The cost of such insurance shall be payable by the defaulting party to the other upon demand. The procurement of such insurance or any part thereof by the Contractor does not discharge or excuse the defaulting party's obligation to comply with the provisions of Sections 7.03 and
7.04. The Contractor agrees not to cancel, terminate or materially alter, change or amend any of the policies referred to in Section 7.03 until after providing 30 days' advance written notice to AWA of its intent to so cancel, terminate or materially alter, change or amend said policies of insurance, which 30-day notice period shall commence to run from the date notice is actually received by the party.

ARTICLE 8 -- CONSIDERATION, RECORDS AND REPORTS

     Section 8.01 Consideration


     (a) For and in consideration of the reservations services to be provided to Contractor hereunder, the non-exclusive, non-transferable license granted to Contractor authorizing the specified uses of AWA's Trademarks and other valuable consideration provided by this Agreement, Contractor shall pay to AWA


                         [CONFIDENTIAL PORTION DELETED]

year. AWA shall bill Contractor for such Service Charges through the Clearing House referred to in Article 3 in accordance with the procedures set forth in the currently effective Manual of Procedures issued by said Clearing House, but in no event later than the 28th day of month following the month in which services were provided. In the event Contractor fails to pay AWA in full all Service Charges payable hereunder when due, Contractor agrees to pay to AWA, in addition to such Service Charges, interest on the unpaid balance of such Service Charges computed at the rate per annum of one percent (1%) plus the prime rate which the Chase Manhattan Bank (National Association) from time to time charges at its principal office in New York on short-term loans to large businesses with the highest credit standing, with a minimum rate per annum of

10 percent, from the due date thereof to the date of payment. It is hereby mutually agreed and understood by the parties hereto that the aforesaid Service Charges

                         [CONFIDENTIAL PORTION DELETED]

AWA will use only the personnel in its employ and the equipment and facilities which it owns or leases. In the event AWA is required to employ, retain or otherwise furnish additional personnel or obtain, by purchase, lease or otherwise any additional facilities or equipment, or incur in any manner whatsoever any expenses or disbursements in connection with its performance of this Agreement in excess of the personnel, facilities or equipment being provided in the normal course of business, Contractor shall reimburse AWA in full, through the Clearing House for the actual costs of such additional personnel, facilities and/or equipment, and for any actual expenses or disbursements incurred by AWA in connection with its performance under this Agreement; provided that, prior to incurring any such additional costs or expenses or making any such disbursements, AWA shall first obtain a written approval therefor from Contractor.

     (b) All payments and/or reimbursements contemplated in this Article shall be deemed to be in addition to and not in lieu of any other payments and/or reimbursements required of either party hereto by other articles of this Agreement.

     Section 8.02 Records and Reports

     (a) Upon either party's request, and until such time as the party advises the other that such reports are no longer necessary, each party shall furnish to the requesting party, within 60 days following the close of the first three fiscal quarters of the party, unaudited financial statements including the party's current corporate balance sheets and profit and loss statements, and within 120 days after the close of its fiscal year, each party shall furnish the other with audited financial statements of such party (or its parent company) including, either separately or on a consolidated basis, the balance sheet and profit and loss statements of that party. The appropriate reports filed on Form 10-Q or 10-K shall be satisfactory to fulfill such obligation.

     (b) Each party shall also promptly furnish the other with a copy of every report that it prepares and is required to submit to the FAA, National Transportation Safety Board ("NTSB") or any other governmental agency, relating to any accident or incident involving an aircraft used by it in performing services under this Agreement, when such accident or incident is claimed to have resulted in the death of or substantial injury to any person or the loss of, damage to, or destruction of any property.

     (c) Each party shall promptly notify the other in writing of (i) any change in or relinquishment of control of it, (ii) any agreement contemplating such a change or relinquishment with a copy of such agreement, if in writing, to the other party, or (iii) any change or contemplated change in the Chief Executive Officer position of it.

ARTICLE 9 -- EFFECTIVE DATE, TERMINATION AND CANCELLATION

     Section 9.01 Effective Date and Term

     (a) This Agreement will become effective on October 1, 1992 and will continue in effect thereafter for a period of ten years, unless it is terminated at an earlier date pursuant to one or more of the provisions of this Article 9. The AMERICA WEST EXPRESS service described in Section 2 shall commence on the dates specified in Section 2 and the applicable reservations and ticketing services shall be made available 30 days in advance of the start of such services.

     (b) In the event there is any change in the statutes governing the economic regulation of air transportation, or in the applicable rules, regulations or order of the DOT or some successor agency or department of the government having jurisdiction over air transportation which change or changes materially affect the rights and/or obligations presently in force with respect to the air transportation services of AWA or Contractor, or both, then the parties hereto will consult, within 30 days after any of the occurrences described herein, in order to determine what, if any, changes to this Agreement are necessary or appropriate, including but not limited to, the early termination and cancellation of this Agreement. If the parties hereto are unable to agree whether any change or changes to this Agreement are necessary and proper, or as to the terms of such changes, or whether this Agreement should be cancelled in light of the occurrences described above, and such failure to reach agreement shall continue for a period of 30 days following the commencement of the consultations provided for by this Section 9.01(c), then this Agreement may be cancelled by either AWA or Contractor upon providing the other party a minimum of 90 days' written notice of such cancellation.

     Section 9.02 Termination

     (a) In addition to the foregoing provisions of this Article, this Agreement may be cancelled or terminated by either AWA or Contractor if there is an assignment of this Agreement or any of its rights, duties or obligations created hereunder with respect to any party to this Agreement without the written consent of the other party. In the event that this Agreement is assigned, whether by operation of law or otherwise, without such consent having been given in writing, the party not making the assignment shall have the right immediately to terminate the Agreement by telegraphic or written notice to the other party. If AWA merges, combines or consolidated with another carrier, or if substantially all of AWA's assets are acquired by another carrier and the "HP" designator code or the AMERICA WEST EXPRESS will thereafter not be used for the services of AWA or such other carrier at the Hub, Contractor shall have the right to use, in accordance with this Agreement, such replacement or substitute designator code and related trademarks as are utilized by AWA or such other acquiring or new carrier for its primary services at the Hub. A merger, combination, or consolidation by or with another person, company or corporation by Contractor shall be considered an assignment by Contractor; provided, however, a merger, combination, or consolidation by or with a subsidiary or affiliate of Contractor or with another corporation in which Contractor is the surviving corporation and in which there is no substantial change in the ownership or control of Contractor shall not be considered an assignment by Contractor.

     (b) Recognizing that AWA is presently operating as a Chapter 11 company, under reorganization, in the event that Contractor shall file a voluntary petition in bankruptcy or that proceedings in bankruptcy shall be instituted against it and such party shall be adjudged bankrupt, or that a court shall take jurisdiction of such party and its assets pursuant to proceedings brought under the provisions of any federal reorganization act, or that a receiver of such party's assets shall be appointed and such taking or appointment shall not be stayed or vacated within a period of 60 days, or if AWA should change to a Chapter 7 proceeding or re-enter bankruptcy after its discharge from its current bankruptcy, the other party may thereupon terminate this Agreement by 15 or more days' prior written notice to the other party.

     (c) Except as otherwise provided herein, if either party shall fail to perform, keep, and observe any of the terms, covenants or conditions herein contained on the part of such party to be performed, kept or observed, the non-breaching party may give the breaching party notice in writing to correct such condition or cure such default and, if any such condition or default shall continue for 30 days after the receipt of such notice by the breaching party and, if within such period of time the breaching party has not prosecuted with diligence the correction of such condition or default, the non-breaching party may then terminate this Agreement upon 15 or more days' prior written notice, and this Agreement shall thereupon cease and expire at the end of such 15 or more days in the same manner and to the same effect as if it were the expiration of the original term.

     (d) If either party is required by the FAA or DOT to suspend a substantial portion of its operations for any safety reason, and has not resumed a major portion of such operations hereunder within 30 days of suspension, the other party may terminate this Agreement upon five or more days' prior written notice.

     (e) AWA, in addition to the other provisions of this section and Section
9.01 above, may terminate this Agreement upon not less than 30 days' written notice to the other party hereto should any one of the following conditions occur during the time this Agreement is in effect:

          (1) if, during any two consecutive calendar months during the life of this Agreement, Contractor's flight completion factor shall fall below 97% due to cancellations attributable to maintenance or operational deficiencies within Contractor's normal management control;

          (2) if, for any two consecutive calendar months during the life of this Agreement, Contractor's on-time performance falls below the lower of either: a.) 75 percent of arrivals within 15 minutes; or b.) AWA's actual on-time performance during the same period;

          (3) if, Contractor fails to comply with the trademark license provisions of Article 11 of this Agreement;

     (f) Either AWA or Contractor may terminate this Agreement without cause at any time after the third year from the effective date hereof upon 180 days' written notice to the other party.

     (g) Any early termination or cancellation of one or more of the provisions of this Article 9 shall not be construed so as to relieve any party hereto of any debts or monetary obligations to the other party that shall have accrued hereunder prior to the effective date of such termination or cancellation.

     Section 9.03 Force Majeure

     Neither AWA nor Contractor shall be liable for any failure to perform under this Agreement if such failure is due to causes beyond its control, including, but not limited to, acts of God or the public enemy, fire, floods, epidemics, quarantine or strikes; provided, however, that the foregoing shall not apply to the obligations described under Article 7 of this Agreement.

ARTICLE 10 -- USE OF CONTRACTOR'S AIRCRAFT

     In the event that aircraft owned and/or operated by Contractor bearing the AMERICA WEST EXPRESS are available and can be utilized without adversely affecting in any manner the regular scheduled services operated pursuant to
Section 2, such aircraft may be used:

          (1) for non-scheduled planeload passenger charters; or

          (2) for scheduled or non-scheduled services limited to the transportation of freight and/or mail in markets other than the markets described in Section 2.01; or

          (3) on an emergency basis in operations in other parts of Contractor's system not covered by this Agreement.

ARTICLE 11 -- TRADEMARK LICENSE FOR OPERATIONS TO BE CONDUCTED
              BY CONTRACTOR PURSUANT TO THIS AGREEMENT

     Section 11.01 Grant of Trademark License

     Contractor will conduct all operations described in Section 2 above, and any additional operations undertaken by subsequent amendment hereto under the servicemark "AMERICA WEST EXPRESS" and shall utilize the AMERICA WEST EXPRESS Servicemarks consisting of the exterior color decor and patterns on its aircraft as prescribed by AWA. AWA hereby grants to Contractor a non-exclusive, non-transferable license to use such AMERICA WEST EXPRESS Servicemarks in connection with the services to be rendered by Contractor under this Agreement; provided, however, that subject to the provisions of Section 202(b) hereof, at any time during the life of this Agreement, AWA may alter, amend or revoke the license hereby granted and require Contractor's use of any new or different AWA Servicemarks in conjunction with the air transportation services provided hereunder as AWA may determine in the exercise of its sole discretion and judgment.

     Section 11.02 Terms and Conditions Governing Trademark License

     (a) Contractor hereby acknowledges AWA's ownership of the AWA Servicemarks, further acknowledges the validity of the AWA Servicemarks, and agrees that it will not do anything in any way to infringe or abridge AWA's rights in its Servicemarks or directly or indirectly to challenge the validity of the AWA Servicemarks.

     (b) Contractor agrees that, in providing the services to be provided under this Agreement in conjunction with one or more of the AWA Servicemarks, it will conform to such customer service standards (including professional appearance guidelines and uniform standards; ground equipment appearance standards; ticket counter and gate area image standards; and other reasonable quality control measures) as may be reasonably prescribed by AWA either specifically in this Agreement or by subsequent communications to Contractor. AWA shall have the rights, through such agents or representatives as it may designate, to inspect the services and standards being performed by Contractor under this Agreement, and in the event that, in AWA's opinion, there has been some deviation from such services and/or standards, Contractor agrees upon written notice from AWA to rectify promptly any such deviation.

     (c) Contractor shall not, without AWA's express written consent, advertise the services to be rendered hereunder, nor make use of the AWA Servicemarks referred to in Section 11.01 above in any advertising. AWA shall have absolute discretion to withhold its consent concerning any and all such advertising and use of the AWA Servicemarks in advertising by Contractor. In the event AWA approves the use of such AWA Servicemarks in any advertising, such advertising shall identify AWA as the owner of such servicemark(s), and to the extent that any mark is registered, shall so specify.

     (d) To the extent that Contractor is licensed to use the mark "AMERICA WEST EXPRESS," Contractor will use said mark only in the mark "AMERICA WEST EXPRESS" and then only in conjunction with the services specifically embraced by this Agreement.

     (e) Nothing in this Agreement shall be construed to give Contractor the exclusive right to use the AWA Servicemarks, or to abridge AWA's right to use and/or to license its Servicemarks, and AWA hereby reserves the right to continue use of the AWA Servicemarks as AWA may desire.

     (f) No term or provision of this Agreement shall be construed to preclude the use of the servicemarks "AMERICA WEST EXPRESS" or the aircraft exterior color decor and patterns by other individuals or corporations not covered by this Agreement so long as such use does not place such persons so authorized in direct competition with Contractor in the markets covered by this Agreement, subject to Contractor's right of first refusal set forth in Article 2.

     (g) Should this Agreement be cancelled or otherwise terminated for any reason as set forth in Article 9 hereof, the AWA Servicemarks shall revert to AWA and shall not thereafter be used by Contractor in connection with any operations of Contractor.

ARTICLE 12 -- ENTIRE AGREEMENT, AMENDMENT, NOTICES AND TITLES

     Section 12.01 Entire Agreement and Amendments

     (a) This Agreement represents the entire agreement between the parties hereto unless subsequently amended as hereinafter provided, and said Agreement shall not be modified or cancelled by mutual agreement or in any manner except by an instrument in writing, executed by the parties or their respective successors in interest.

     (b) The parties hereto may by mutual agreement amend any provision of this Agreement, or delete or add any provision to this Agreement by an instrument in writing, executed by each of the parties or their authorized representatives or successors in interest. Any amendment, deletion or additions executed as prescribed herein shall become a part of and shall be construed as part of this Agreement.

     Section 12.02 Notices and Miscellaneous Provisions

     (a) Any and all given notices, approvals or demands required or permitted to be given by the parties hereto shall be sufficient if sent by certified mail, postage prepaid, or facsimile machine or in person to AWA addressed to:

     AMERICA WEST AIRLINES, INC.
     4000 East Sky Harbor Boulevard
     Phoenix, Arizona 85034
     ATTN: Peter J. Otradovec
     Vice President-Planning

and to Contractor, addressed to:

     MESA AIRLINES, INC.
     2325 East 30th Street
     Farmington, New Mexico 87401
     ATTN: Larry L. Risley
     President/Chief Executive Officer

or to such other addresses in the continental United States as the parties may specify by notice as provided herein.

     (b) Description titles contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     (c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Mexico.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into and signed as of the day and year first written above.

                                          AMERICA WEST AIRLINES, INC.

                                          /s/  MICHAEL J. CONWAY
                                          --------------------------------------
                                          Name: Michael J. Conway
                                          Title: President

Attest:

/s/  PETER OTRADOVEC
- --------------------------------------
Peter Otradovec

                                          MESA AIRLINES, INC.

                                          /s/  LARRY L. RISLEY
                                          --------------------------------------
                                          Name: Larry L. Risley
                                          Title: President and Chief Executive
                                          Officer

Attest:

/s/  GARY RISLEY
- --------------------------------------
Gary Risley

                                                                       EXHIBIT A

                     AMERICA WEST EXPRESS SERVICE AGREEMENT
          BETWEEN AMERICA WEST AIRLINES, INC. AND MESA AIRLINES, INC.

     Exhibit A set forth the transition schedule for the operation of flights with an HP* code.

                                                             TRANSITION FROM
                                                         -----------------------
                                                         HP TO HP*     YV TO HP*
                                                         ---------     ---------
            Bullhead City, AZ................... BHC                   15-Nov-92
            Durango, CO......................... DRO     01-Oct-92
            Farmington, NM...................... FMN                   01-Oct-92
            Flagstaff, AZ....................... FLG     01-Nov-92
            Fort Huachuca, AZ................... FHU                   01-Nov-92
            Gallup, NM.......................... GUP                   01-Oct-92
            Grand Junction, CO.................. GJT                   01-Oct-92
            Kingman, AZ......................... IGM                   15-Oct-92
            Lake Havasu, AZ..................... HII                   15-Nov-92
            Palm Springs, CA.................... PSP     01-Dec-92
            Prescott, AZ........................ PRC                   15-Oct-92
            Telluride, CO....................... TEX                   Seasonal
            Yuma, AZ............................ YUM     01-Oct-92

                         AMENDMENT TO AGREEMENT BETWEEN
                          AMERICA WEST AIRLINES, INC.
                            AND MESA AIRLINES, INC.

     THIS AMENDMENT entered into this 31st day of March, 1993, by and between America West Airlines, Inc. ("AWA"), Debtor-in-Possession, a Delaware corporation, having its principal place of business at 4000 East Sky Harbor Boulevard, Phoenix, Arizona, and Mesa Airlines, Inc. ("Contractor"), a New Mexico corporation, having its principal place of business at 2325 East 30th Street, Farmington, New Mexico.

     WHEREAS, the parties have previously entered into a Service Agreement, dated the 4th day of September, 1992 and


     WHEREAS, Contractor desires to expand the number of gates under its control at Sky Harbor International Airport (PHX), and AWA is agreeable to sub-leasing additional PHX facilities to Contractor, and the parties find it necessary to amend their original agreement to reflect that change,



     NOW, THEREFORE, for and in consideration of the foregoing premises, the parties agree to amend their original agreement as follows:


          (1) [CONFIDENTIAL PORTION DELETED]

          (2) All other provisions of the original agreement shall remain in force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be entered into and signed as of the day and year first written above.

AMERICA WEST AIRLINES, INC.                      MESA AIRLINES, INC.

By:   /s/  PETER OTRADOVEC                       By:   /s/  BLAINE JONES
- ---------------------------------------------    ---------------------------------------------
Title:     Vice President -- Planning            Title:     CFO/Treasurer
- ---------------------------------------------    ---------------------------------------------

                   SECOND AMENDMENT TO THE AGREEMENT BETWEEN
                          AMERICA WEST AIRLINES, INC.
                            AND MESA AIRLINES, INC.


     THIS AMENDMENT entered into this 31st day of July, 1993, by and between America West Airlines, Inc. ("AWA"), a Delaware corporation, Debtor-in-Possession, having its principal place of business at 4000 East Sky Harbor Boulevard, Phoenix, Arizona, and Mesa Airlines, Inc. ("Contractor"), a New Mexico corporation, having its principal place of business at 2325 East 30th Street, Farmington, New Mexico.


     WHEREAS, the parties have previously entered into a Service Agreement, dated the 4th day of September, 1992, which was amended on March 31, 1993, and


     WHEREAS, AWA and Contractor desire to establish


                         [CONFIDENTIAL PORTION DELETED]

     NOW, THEREFORE, for and in consideration of the foregoing premises, the parties agree to amend their original agreement as amended, as follows:

          (1) Article 3 -- SUPPORT SERVICES AND FACILITIES shall be amended to include a new section 3.07.

                         [CONFIDENTIAL PORTION DELETED]

          (2) All other provisions of the original agreement, as previously amended, shall remain in force and effect.

     IN WITNESS WHEREOF, the parties have caused this amendment to be entered into and signed as of the day and year first written above.

         AMERICA WEST AIRLINES, INC.                MESA AIRLINES, INC.
            Debtor-In-Possession

         By:  /s/  PETER OTRADOVEC                 By:  /s/  BLAINE JONES
         Title:  Vice President -- Planning        Title:  CFO/Treasurer


[LOGO]

March 31, 1994

Mr. Larry L. Risley
President and Chief Executive Officer
Mesa Airlines, Inc.
2225 East 30th Street
Farmington, New Mexico

Re: AMERICA WEST EXPRESS CODE-SHARE AGREEMENT ADDENDUM

Dear Mr. Risley:

                         [CONFIDENTIAL PORTION DELETED]

6. The provisions of this Addendum will expire on June 30, 1994, unless the parties agree in writing to an extension or modification of these terms.

7. All other terms and conditions of the Code-Share Agreement between Mesa and AWA, as amended, shall remain in full force and effect.

Sincerely,

/s/
- --------------------------------------
          PETER J. OTRADOVEC

Agreed to by:

Mesa Airlines, Inc.

/s/
- --------------------------------------
By:          LARRY L. RISLEY
      President and Chief Executive
                 Officer

Date:   4-18-94
     ---------------------------------